Exhibit 10.7

EXECUTION COPY

RECEIVABLES FUNDING AND ADMINISTRATION AGREEMENT

Dated as of November 25, 2005

by and among

VERTIS RECEIVABLES II, LLC,

as Borrower,

THE FINANCIAL INSTITUTIONS SIGNATORY HERETO FROM TIME TO TIME,

as Lenders,

and

GENERAL ELECTRIC CAPITAL CORPORATION,

as a Lender, as Swing Line Lender and as Administrative Agent

Receivables Funding and Administration Agreement

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EXHIBITS
Exhibit 2.01(a)(ii)	Form of Revolving Note
Exhibit 2.01(b)(ii)	Form of Swing Line Note
Exhibit 2.02(a)	Form of Commitment Reduction Notice
Exhibit 2.02(b)	Form of Commitment Termination Notice
Exhibit 2.03(a)	Form of Borrowing Request
Exhibit 2.03(h)	Form of Repayment Notice
Exhibit 5.02(b)	Form of Borrowing Base Certificate
Exhibit 9.03	Form of Power of Attorney
Exhibit 12.02(b)	Form of Assignment Agreement
Exhibit A	Credit and Collection Policy

Schedule 4.01(b)	Jurisdiction of organization/organizational number; Executive Offices; Collateral Locations; Corporate or Other Names
Schedule 4.01(i)	Taxes
Schedule 4.01(q)	Deposit and Disbursement Accounts
Schedule 4.01(v)	Supplementary Representations
Schedule 5.01(b)	Trade Names/Borrower

Annex 5.02(a)	Reporting Requirements of the Borrower (including Form of Monthly Report)
Annex W	Administrative Agent’s Account/Lenders’ Accounts
Annex X	Definitions and Interpretations
Annex Y	Schedule of Documents
Annex Z	Special Concentration Percentages

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THIS RECEIVABLES FUNDING AND ADMINISTRATION AGREEMENT (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Agreement”) is entered into as of November 25, 2005 by and among VERTIS RECEIVABLES II, LLC, a Delaware limited liability company (the “Borrower”), the financial institutions signatory hereto from time to time as lenders (the “Lenders”), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as a Lender, as swing line lender (in such capacity, the “Swing Line Lender”) and as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent”).

RECITALS

A.            The Borrower is a special purpose limited liability company the sole member of which is Parent (in such capacity, the “Member”).

B.            The Borrower has been formed for the purpose of purchasing, or otherwise acquiring by capital contribution, Receivables of the Originators party to the Sale Agreement.

C.            The Borrower intends to fund its purchases of the Receivables, in part, by borrowing Advances and pledging all of its right, title and interest in and to the Receivables as security therefor, and, subject to the terms and conditions hereof, the Lenders intend to make such Advances, from time to time, as described herein.

D.            The Administrative Agent has been requested and is willing to act as administrative agent on behalf of each of the Lenders in connection with the making and financing of such Advances.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS AND INTERPRETATION

Section 1.01.  Definitions.  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in Annex X.

Section 1.02.  Rules of Construction.  For purposes of this Agreement, the rules of construction set forth in Annex X shall govern.  All Appendices hereto, or expressly identified to this Agreement, are incorporated herein by reference and, taken together with this Agreement, shall constitute but a single agreement.

ARTICLE II.

AMOUNTS AND TERMS OF ADVANCES

Section 2.01.  Advances.

(a)           Revolving Credit Advances.  (i)  From and after the Effective Date and until the Commitment Termination Date and subject to the terms and conditions hereof, each Lender (other than the Swing Line Lender) severally agrees to make its Pro Rata Share of advances (each such advance hereunder, a “Revolving Credit Advance”) to the Borrower from time to time.  The Outstanding Principal Amount of all Revolving Credit Advances shall not at any time exceed the Aggregate Commitment and the Outstanding Principal Amount of Revolving Credit Advances made by each Lender shall not exceed such Lender’s several Commitment.  Except to the extent provided in Section 2.06(c), no Lender shall make any Revolving Credit Advances if, after giving effect thereto, a Funding Excess would exist.  The Borrower may from time to time borrow, repay and reborrow Revolving Credit Advances hereunder on the terms and conditions set forth herein.

(ii)           The Borrower shall execute and deliver to each Lender (other than a Swing Line Lender) that makes a request therefor, a note to evidence the Revolving Credit Advances which may be made hereunder from time to time by such Lender.  Each such note shall be (x) in the principal amount of the Commitment of the applicable Lender, (y) dated as of the date of issuance thereof, and (z) substantially in the form of Exhibit 2.01(a)(ii) (each, a “Revolving Note”).  Each Revolving Note shall represent the obligation of the Borrower to pay the amount of each Lender’s Commitment or, if less, the Lender’s Pro Rata Share of the aggregate Outstanding Principal Amount of all outstanding Revolving Credit Advances made to the Borrower, together with interest thereon as prescribed in Section 2.06.  The Outstanding Principal Amount of Revolving Credit Advances and all other accrued and unpaid Borrower Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date.

(b)           Swing Line Advances.  (i) From and after the Effective Date and until the Commitment Termination Date and subject to the terms and conditions hereof, the Swing Line Lender agrees to make advances (each such advance hereunder, a “Swing Line Advance”) to the Borrower from time to time.  The aggregate amount of the Swing Line Loan shall not at any time exceed the Swing Line Commitment.  Under no circumstances shall the Swing Line Lender make a Swing Line Advance if, after giving effect thereto, the aggregate amount of the Swing Line Loan would exceed the Swing Line Commitment.  The Swing Line Lender shall not make any Swing Line Advance, if after giving effect thereto, a Funding Excess would exist. The Borrower may from time to time borrow, repay and reborrow Swing Line Advances hereunder on the terms and conditions set forth herein.  Unless the Swing Line Lender has received at least one Business Day’s prior written notice from the Lenders instructing it not to make a Swing Line Advance, the Swing Line Lender shall, notwithstanding the failure of any condition precedent set forth in Section 3.01 or 3.02, be entitled to fund such Swing Line Advance, and to have the Lenders make Revolving Credit Advances in accordance with Section 2.01(b)(iii) or purchase participating interests in accordance with Section 2.01(b)(iv).  Subject to Section 12.15(b), the

Borrower shall repay the aggregate outstanding principal amount of the Swing Line Loan in full in immediately available funds on the Commitment Termination Date.

(ii)           The Borrower shall execute and deliver to the Swing Line Lender a note to evidence the Swing Line Loan.  Such note shall be in the principal amount of the Swing Line Commitment, dated the Closing Date and substantially in the form of Exhibit 2.01(b)(ii) (the “Swing Line Note”).  The Swing Line Note shall represent the obligation of the Borrower to pay the Swing Line Loan, together with interest thereon as prescribed in Section 2.06.  The Swing Line Loan and all other accrued and unpaid Borrower Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date.

(iii)          The Swing Line Lender, at any time and from time to time no less frequently than once per month, shall on behalf of the Borrower (and the Borrower hereby irrevocably authorizes the Swing Line Lender to so act on its behalf) request each Lender (excluding the Swing Line Lender) to make a Revolving Credit Advance to the Borrower in an amount equal to such Lender’s Pro Rata Share of the principal amount of the Swing Line Loan (the “Refunded Swing Line Loan”) outstanding on the date such notice is given.  Unless the Commitment Termination Date  has occurred (in which event the procedures of subsection (iv) below shall apply) and regardless of whether the conditions precedent set forth in Sections 3.01 and 3.02 to the making of a Revolving Credit Advance are then satisfied, each Lender shall disburse directly to the Administrative Agent, its Pro Rata Share of a Revolving Credit Advance on behalf of the Swing Line Lender, prior to 3:00 p.m. (New York time), in immediately available funds on the Business Day next succeeding the date on which such notice is given; provided that (i) no Lender shall be required to make such a Revolving Credit Advance if the Swing Line Advance to be financed was made in violation of the fourth sentence of Section 2.01(b)(i) and the Funding Excess resulting therefrom has not yet been cured, (ii) no Lender shall be required to make such a Revolving Credit Advance if, after giving effect to such Revolving Credit Advance, the Outstanding Principal Amount of the Revolving Credit Advances made by such Lender would exceed such Lender’s several Commitment and (iii) no Lender shall be required to make such a Revolving Credit Advance after the Final Advance Date.  The proceeds of such Revolving Credit Advances shall be immediately paid to the Swing Line Lender and applied to repay the Refunded Swing Line Loan.

(iv)          If, prior to refunding a Swing Line Loan with a Revolving Credit Advance pursuant to Section 2.01(b)(iii), the Commitment Termination Date or one of the events described in Sections 8.01(d) or (e) has occurred, then, subject to the provisions of Section 2.01(b)(v) below, each Lender shall, on the date such Revolving Credit Advance was to have been made for the benefit of the Borrower, purchase from the Swing Line Lender an undivided participation interest in the Swing Line Loan in an amount equal to its Pro Rata Share of such Swing Line Loan.  Upon request by the Swing Line Lender, each Lender shall promptly transfer to the Swing Line Lender, in immediately available funds, the amount of its participation interest.

(v)           Each Lender’s obligation to make Revolving Credit Advances in accordance with Section 2.01(b)(iii) and to purchase participation interests in accordance with Section 2.01(b)(iv) shall, except to the extent described in the proviso set forth in the second to last sentence of Section 2.01(b)(iii), be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Termination Event or Incipient Termination Event; (C) any inability of the Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement at any time; or (D) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.  If any Lender does not make available to the Administrative Agent or the Swing Line Lender, as applicable, the amount required pursuant to Sections 2.01(b)(iii) or (b)(iv), as the case may be, the Swing Line Lender shall be entitled to recover such amount on demand from such Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Rate for the first two Business Days and at the Index Rate thereafter.

Section 2.02.  Optional Changes in Aggregate Commitment.

(a)           So long as no Incipient Termination Event or Termination Event shall have occurred and be continuing, the Borrower may reduce the Aggregate Commitment permanently; provided, that (i) the Borrower shall give ten Business Days’ prior written notice of any such reduction to the Administrative Agent substantially in the form of Exhibit 2.02(a) (each such notice, a “Commitment Reduction Notice”), (ii) any partial reduction of the Aggregate Commitment shall be in a minimum amount of $5,000,000 or an integral multiple thereof and (iii) no such partial reduction shall reduce the Aggregate Commitment below the greater of (x) the Outstanding Principal Amount at such time and (y) $100,000,000.  Any such reduction in the Aggregate Commitment shall result in (i) a reduction in each Lender’s Commitment in an amount equal to such Lender’s Pro Rata Share of the amount by which the Aggregate Commitment is being reduced and (ii) a proportional reduction in the Swing Line Commitment; provided, however, that no such partial reduction shall reduce the Swing Line Commitment below the aggregate amount of the Swing Line Loan.

(b)           The Borrower may, at any time, on at least 30 days’ prior written notice by the Borrower to the Administrative Agent, irrevocably terminate the Aggregate Commitment; provided, that (i) such notice of termination shall be substantially in the form of Exhibit 2.02(b) (the “Commitment Termination Notice”) and (ii) the Borrower shall reduce the aggregate outstanding amount of Advances to zero on the date specified in such notice, and make all payments required by Section 2.03(h) at the time and in the manner specified therein.  Upon such termination, the Borrower’s right to request that any Lender make any Advances hereunder shall simultaneously terminate and the Commitment Termination Date shall automatically occur.

(c)           Each written notice required to be delivered pursuant to Sections 2.02(a) and (b) shall be irrevocable and shall be effective (i) on the day of receipt if received by the Administrative Agent and the Lenders not later than 2:00 p.m. (New York time) on any Business Day and (ii) on the immediately succeeding Business Day if received by the Administrative

Agent and the Lenders after such time on such Business Day or if any such notice is received on a day other than a Business Day (regardless of the time of day such notice is received).  Each such notice of termination or reduction shall specify, respectively, the amount of, or the amount of the proposed reduction in, the Aggregate Commitment.

Section 2.03.  Procedures for Making Advances.

(a)           Borrowing Requests.  Except as provided in Section 2.06(c), each Borrowing shall be made upon notice by the Borrower to the Administrative Agent in the manner provided herein.  Any such notice must be given in writing so that it is received no later than 12:00 noon (New York time) on the Business Day of the proposed Advance Date set forth therein. Each Borrowing requested pursuant to a Borrowing Request shall be in the form of an Swing Line Advance until such Swing Line Advance is refunded or otherwise refinanced in accordance with Section 2.01(b)(iii) or (b)(iv). Each such notice (a “Borrowing Request”) shall (i) be substantially in the form of Exhibit 2.03(a), (ii) be irrevocable and (iii) specify the amount of the requested Borrowing (which shall be in a minimum amount of $1,000,000 or an intergral multiple of $100,000 in excess of $1,000,000) and the proposed Advance Date (which shall be a Business Day), and shall include such other information as may be required by the Lenders and the Administrative Agent.  Unless a LIBOR Rate Disruption Event shall have occurred, each Advance shall be a LIBOR Rate Advance. The Administrative Agent shall review the Borrowing Base Certificate delivered in connection with each Borrowing Request to confirm whether a Funding Excess exists or would arise after giving effect to the Borrowing requested in the related Borrowing Request.  If, in connection with such review, the Administrative Agent determines that a Funding Excess exists or would arise after giving effect to the Borrowing requested in the related Borrowing Request, the Administrative Agent shall promptly notify each Lender thereof.

(b)           Advances; Payments.

(i)            (A) The Administrative Agent shall, promptly after receipt of a Borrowing Request and in any event prior to 12:00 noon (New York time) on the date such Borrowing Request is deemed received, by telecopy, telephone or other similar form of communication notify the Swing Line Lender of its receipt of a Borrowing Request relating to a request for Swing Line Advances, and (B) the Swing Line Lender shall make the amount of such Swing Line Advance available to the Administrative Agent in same day funds by wire transfer to the Administrative Agent’s account as set forth in Annex W not later than 3:00 p.m. (New York time) on the requested Advance Date.  After receipt of such wire transfers (or, in the Administrative Agent’s sole discretion in accordance with Section 2.03(c), before receipt of such wire transfers), subject to the terms hereof (including, without limitation, the satisfaction of the conditions precedent set forth in Section 3.02), the Administrative Agent shall make available to the Borrower by deposit into the Borrower Account on the Advance Date therefor, the lesser of (x) the amount of the requested Borrowing and (y) the Funding Availability.  All payments by each Lender under this Section 2.03(b)(i) shall be made without setoff, counterclaim or deduction of any kind.

(ii)           On each Interest Payment Date, the Administrative Agent will advise each Lender (other than the Swing Line Lender) by telephone or telecopy of the amount of such Lender’s Pro Rata Share of principal, interest and Fees (to the extent payable to all Lenders) paid for the benefit of Lenders with respect to each applicable Revolving Credit Advance.  Provided that such Lender has made all payments required to be made by it and purchased all participations required to be purchased by it under this Agreement and the other Related Documents as of such Interest Payment Date, the Administrative Agent will pay to each Lender such Lender’s Pro Rata Share of principal, interest and Fees (to the extent payable to all Lenders) with respect to each applicable Revolving Credit Advance, paid by the Borrower since the previous Interest Payment Date for the benefit of that Lender.  Such payments shall be made by wire transfer to such Lender’s account (as specified by such Lender in Annex W or the applicable Assignment Agreement) not later than 2:00 p.m. (New York time) on each Interest Payment Date.

(iii)          On each Interest Payment Date, the Administrative Agent will advise the Swing Line Lender of the amount of principal, interest and Fees paid for the benefit of the Swing Line Lender with respect to the Swing Line Loan.  The Administrative Agent will pay to the Swing Line Lender the amount of principal, interest and Fees paid by the Borrower since the previous Interest Payment Date for the benefit of the Swing Line Lender.  Such payments shall be made by wire transfer or by book balance to the Swing Line Lender’s account (as specified by the Swing Line Lender in Annex W or the applicable Assignment Agreement) not later than 2:00 p.m. (New York time) on each Interest Payment Date.

(c)           Availability of Lenders’ Advances.  The Administrative Agent may assume that each Lender (other than the Swing Line Lender) will make its Pro Rata Share of each Borrowing of Revolving Credit Advances available to the Administrative Agent on each Advance Date.  If the Administrative Agent has made available to the Borrower such Lender’s Pro Rata Share of any such Borrowing but such Pro Rata Share is not, in fact, paid to the Administrative Agent by such Lender when due, the Administrative Agent will be entitled to recover such amount on demand from such Lender without set-off, counterclaim or deduction of any kind.  If any Lender fails to pay the amount of its Pro Rata Share of amounts paid by the Administrative Agent on its behalf pursuant to the preceding sentence forthwith upon the Administrative Agent’s demand, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately repay such amount to the Administrative Agent.  Nothing in this Section 2.03(c) or elsewhere in this Agreement or the other Related Documents shall be deemed to require the Administrative Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder.  To the extent that the Administrative Agent advances funds to the Borrower on behalf of any Lender and is not reimbursed therefor on the same Business Day as such Revolving Credit Advance is made, the Administrative Agent shall be entitled to retain for its account all interest accrued on such Revolving Credit Advance from the date of such Revolving Credit Advance to the date such Revolving Credit Advance is reimbursed by the applicable Lender.

(d)           Return of Payments.  (i)  If the Administrative Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by the Administrative Agent from the Borrower and such related payment is not received by the Administrative Agent, then the Administrative Agent will be entitled to recover such amount from such Lender on demand without set-off, counterclaim or deduction of any kind.

(ii)           If at any time any amount received by the Administrative Agent under this Agreement must be returned to the Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Related Document, the Administrative Agent will not be required to distribute any portion thereof to any Lender.  In addition, each Lender will repay to the Administrative Agent on demand any portion of such amount that the Administrative Agent has distributed to such Lender, together with interest at such rate, if any, as the Administrative Agent is required to pay to the Borrower or such other Person, without set-off, counterclaim or deduction of any kind.

(e)           Non-Funding Lenders.  The failure of any Lender (each such Lender, a “Non-Funding Lender”) to make any Revolving Credit Advance to be made by it on the date specified therefor shall not relieve any other Lender (each such other Lender, an “Other Lender”) of its obligations to make the Revolving Credit Advance to be made by it, but neither any Other Lender nor the Administrative Agent shall be responsible for the failure of any Non-Funding Lender to make a Revolving Credit Advance to be made by such Non-Funding Lender.  Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Related Document or constitute a “Lender” (or be included in the calculation of “Requisite Lenders” hereunder) for any voting or consent rights under or with respect to any Related Document unless and until such Non-Funding Lender shall have cured in full its failures to make Revolving Credit Advances hereunder.

(f)            Dissemination of Information.  The Administrative Agent will use reasonable efforts to provide Lenders with (i) copies of all notices and other documents provided to the Administrative Agent pursuant to Section 5.02, (ii) any notice of an Incipient Termination Event or Termination Event received by the Administrative Agent from, or delivered by the Administrative Agent to, the Borrower, (iii) notice of any Termination Event of which the Administrative Agent has actually become aware and (iv) notice of any action taken by the Administrative Agent following any Termination Event; provided, however, that, in the absence of gross negligence or wilful misconduct, the Administrative Agent shall not be liable to any Lender for any failure to do so.

(g)           Actions in Concert.  Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement, the Revolving Notes or the Swing Line Note (including exercising any rights of set-off) without first obtaining the prior written consent of the Administrative Agent or the Requisite Lenders, it being the intent of the Lenders that any such action to protect or enforce rights under this Agreement, the Revolving Notes and the Swing Line Note shall, subject to any provision herein requiring that each Lender consent to a particular action, be taken in concert and at the direction or with the consent of the Administrative Agent or the Requisite Lenders.

(h)           Principal Repayments.  Subject to Section 12.15(b), the Borrower may at any time repay outstanding Advances hereunder; provided that (i) the Borrower shall give not less than one Business Day’s prior written notice of any such repayment to the Administrative Agent substantially in the form of Exhibit 2.03(h) (each such notice, a “Repayment Notice”), (ii) each such notice shall be irrevocable, (iii) each such notice shall specify the amount of the requested repayment and the proposed date of such repayment (which shall be a Business Day),  (iv) any such repayment shall be applied first to the Swing Line Loan until the Outstanding Principal Amount thereof has been reduced to zero, and second to the outstanding Revolving Credit Advances (provided, that if a Funding Excess exists and any outstanding Swing Line Advances were made in violation of the fourth sentence of Section 2.01(b)(i) or were funded after the Commitment Termination Date, then such Swing Line Advance will be repaid after the Revolving Credit Advances) and (v) any such repayment must be accompanied by payment of (A) all interest accrued and unpaid on the portion of the outstanding principal balance of the Advances to be repaid through but excluding the date of such repayment and (B) the amounts required to be paid in accordance with Section 2.10, if any.  Any such notice of repayment must be received by the Administrative Agent no later than 4:00 p.m. (New York time) on the Business Day immediately preceding the date of the proposed repayment; provided, further, that the foregoing requirements shall not apply to repayment of the outstanding principal amount of Advances as a result of the application of Collections pursuant to Section 2.08.

Section 2.04.  Pledge and Release of Transferred Receivables.

(a)           Pledge.  The Borrower shall indicate in its Records that the Transferred Receivables have been pledged hereunder and that the Administrative Agent has a lien on and security interest in all such Transferred Receivables for the benefit of the Lenders.  The Borrower shall, and shall cause the Servicer to, hold all Contracts and other documents relating to such Transferred Receivables in trust for the benefit of the Administrative Agent on behalf of the Lenders in accordance with their interests hereunder.

(b)           Repurchases of Transferred Receivables.  If an Originator is required to repurchase Transferred Receivables from the Borrower pursuant to Section 4.04 of the Sale Agreement, upon payment by such Originator to a Collection Account of the applicable repurchase price thereof (which repurchase price shall not be less than an amount equal to the Billed Amount of such Transferred Receivable minus the sum of (A) Collections received in respect thereof and (B) the amount of any Dilution Factors taken into account in the calculation of the Sale Price therefor), the Administrative Agent on behalf of the Lenders shall  be deemed to have released their liens on and security interests in the Transferred Receivables being so repurchased without any requirement of further action by the Agent or any Lender.

Section 2.05.  Commitment Termination Date.  Notwithstanding anything to the contrary set forth herein, no Lender shall have any obligation to make any Advances from and after the Commitment Termination Date.

Section 2.06.  Interest; Charges.

(a)           The Borrower shall pay interest to the Administrative Agent, for the ratable benefit of the Lenders, with respect to the outstanding amount of each Revolving Credit Advance made or maintained by each Lender, in arrears on each applicable Interest Payment Date, (i) for each LIBOR Rate Advance, at the applicable LIBOR Rate as in effect from time to time during the period applicable to such Interest Payment Date, and (ii) for each Index Rate Advance outstanding from time to time, at the applicable Index Rate as in effect from time to time during the period applicable to such Interest Payment Date.  The Borrower shall pay interest to the Administrative Agent, for the benefit of the Swing Line Lender, with respect to the outstanding amount of each Swing Line Advance, in arrears on each applicable Interest Payment Date, at the LIBOR Rate as in effect from time to time during the period applicable to such Interest Payment Date.  Interest for each Advance shall be calculated based upon actual days elapsed during the applicable calendar month or other period, for a 360 day year based upon actual days elapsed since the last Interest Payment Date.  Unless a LIBOR Rate Disruption Event shall have occurred, each Advance shall be a LIBOR Rate Advance.

(b)           So long as any Termination Event shall have occurred and be continuing, the interest rates applicable to each Advance and any other unpaid Borrower Obligation hereunder shall be increased by two percent (2.0%) per annum (such increased rate, in each case, the “Default Rate”), and all outstanding Borrower Obligations shall bear interest at the applicable Default Rate from the date of such Termination Event until such Termination Event is waived or cured.

(c)           The Administrative Agent is authorized to, and at its sole election may, charge to the Borrower as Revolving Credit Advances and cause to be paid all Fees, Rating Agency fees, expenses, charges, costs, interest and principal, other than principal of the Advances, owing by the Borrower under this Agreement or any of the other Related Documents if and to the extent the Borrower fails to pay any such amounts as and when due, and any charges so made shall constitute part of the Outstanding Principal Amount hereunder even if such charges would cause the aggregate balance of the Outstanding Principal Amount to exceed the Borrowing Base.

Section 2.07.  Fees.

(a)           On the Effective Date, the Borrower shall pay to the Administrative Agent, for the account of itself and the Lenders, as applicable, the fees set forth in the Fee Letter that are payable on the Effective Date.

(b)           From and after the Closing Date, as additional compensation for the Lenders, the Borrower agrees to pay to Administrative Agent, for the ratable benefit of such Lenders, monthly in arrears, on each Settlement Date prior to the Commitment Termination Date and on the Commitment Termination Date, the Unused Commitment Fee.

(c)           On each Settlement Date, the Borrower shall pay to the Servicer or to the Successor Servicer, as applicable, the Servicing Fee or the Successor Servicing Fees and Expenses, respectively, in each case to the extent of available funds therefor pursuant to Section 2.08.

Section 2.08.  Application of Collections; Time and Method of Payments.  The entirety of this Section 2.08 shall be subject to Section 12.15(b) (including, without limitation, subsections (a), (b), (c), (d) and (e)).

(a)           Each Advance shall mature, and be payable, on the earlier of (i) the date funds are allocated to such Advance pursuant to clause (iii) or (iv) of subsection (c) below (and in such case only to the extent of the funds so allocated), and (ii) the Commitment Termination Date (in which case such Advance shall be payable in full).

(b)           On each Business Day, the Administrative Agent shall allocate amounts on deposit in the Agent Account on such day and not previously allocated under this subsection (b) as follows, in the following order of priority:

(i)            first, to be retained in the Agent Account and paid in accordance with clause (i) of the following subsection (c), an amount equal to the aggregate Fees accrued and unpaid through such date and all unreimbursed expenses of the Administrative Agent which are reimbursable pursuant to the terms hereof; provided, that, the sum of (i) the amounts retained pursuant to this clause first and (ii) the amounts paid pursuant to clause (i) of the following subsection (c) shall not exceed $100,000 in any calendar year;

(ii)           second, to be retained in the Agent Account and paid in accordance with clause (ii) of the following subsection (c), an amount equal to the aggregate interest with respect to all outstanding Advances;

(iii)          third, unless an Event of Servicer Termination (other than the type specified in Section 8.01(i) of the Sale Agreement) has occurred and is continuing, to be retained in the Agent Account and paid in accordance with clause (iii) of the following subsection (c), an amount equal to the aggregate Servicing Fees and accrued and unpaid through such date;

(iv)          fourth, to be retained in the Agent Account and paid in accordance with clause (iv) of the following subsection (c) or set aside and applied by the Administrative Agent in accordance with the following subsection (d), as applicable, an amount equal to all outstanding Advances which are then due and payable on such Business Bay; it being understood that if and to extent a Funding Excess is determined to exist on such Business Day, Advances in an amount equal to such Funding Excess are due and payable in accordance with the following subsection (d);

(v)           fifth, the extent not already retained in the Agent Account in accordance with clause first, to be retained in the Agent Account and paid in accordance with clause (vi) of the following subsection (c), an amount equal to the aggregate Fees accrued and unpaid through such date and all unreimbursed expenses of the Administrative Agent which are reimbursable pursuant to the terms hereof;

(vi)          sixth, if any of the conditions precedent set forth in Section 3.02 shall not be satisfied, to be retained in the Agent Account until paid in accordance with the following subsection (c) or all such conditions are satisfied;

(vii)         seventh, to be retained in the Agent Account and paid in accordance with the following subsection (c), an amount equal to the aggregate amount of all other accrued and unpaid Borrower Obligations which are then required to be paid according to such subsection, including, without limitation, the expenses of the Lenders reimbursable under Section 12.04; and

(viii)        eighth, unless a Termination Event or Incipient Termination Event has occurred and is continuing, (A) to be paid as directed by the applicable Originator to the Borrower and the Agent in writing, first, an amount equal to the purchase price for Sold Receivables payable on that date, then to the extent of remaining amounts available to the payment of the balance due on the applicable Subordinated Note, and (B) then any remaining amounts available after such payment shall be paid to the Borrower Account (if a Termination Event or Incipient Termination Event has occurred and is continuing, all such amounts payable under this clause seventh, shall remain in the Agent Account).

(c)           On each Settlement Date on which any Borrower Obligations are due for payment, the Administrative Agent shall withdraw amounts on deposit in the Agent Account and pay such amounts as follows in the following order of priority:

(i)            first, to the extent then due and payable, pro rata, to the payment of all Fees accrued and unpaid through such date and all unreimbursed expenses of the Administrative Agent which are reimbursable pursuant to the terms hereof; provided, that, the disbursement pursuant to this clause first shall not exceed $100,000 in any calendar year;

(ii)           second, if such Business Day is an Interest Payment Date, to the payment of accrued and unpaid interest which is then due and payable in respect of the applicable Advances, pro rata;

(iii)          third, unless an Event of Servicer Termination (other than the type specified in Section 8.01(i) of the Sale Agreement) has occurred and is continuing, to the payment of all Servicing Fees accrued and unpaid through such date;

(iv)          fourth, to the payment of any outstanding Advances then due and payable, pro rata; provided, that principal on Advances shall be applied in the following order, to the payment of the Outstanding Principal Amount of Advances, first, in respect of Swing Line Advances, (provided, that if a Funding Excess exists and any outstanding Swing Line Advances were made in violation of the fourth sentence of Section 2.01(b)(i), then such Swing Line Advance will be repaid after the Revolving Credit Advances), and second, in respect of Revolving Credit Advances, pro rata;

(v)           fifth, if any of the conditions precedent set forth in Section 3.02 shall not be satisfied, to the payment of the Outstanding Principal Amount of all other Advances, first, in respect of Swing Line Advances (provided, that if a Funding Excess exists and any outstanding Swing Line Advances were made in violation of the fourth sentence of Section 2.01(b)(i), then such Swing Line Advance will be repaid after the Revolving Credit Advances), and second, in respect of Revolving Credit Advances, together with amounts payable with respect thereto under Section 2.10, if any, pro rata;

(vi)          sixth, to the extent then due and payable and not otherwise paid in accordance with clause first above, pro rata, to the payment of all Fees accrued and unpaid through such date and all unreimbursed expenses of the Administrative Agent which are reimbursable pursuant to the terms hereof;

(vii)         seventh, to the extent then due and payable, pro rata, to the payment of all other obligations of the Borrower accrued and unpaid hereunder, including, without limitation, the expenses of the Lenders reimbursable under Section 12.04; and

(viii)        eighth, unless a Termination Event or Incipient Termination Event has occurred and is continuing, (A) to be paid as directed by the applicable Originator to the Borrower and the Agent in writing, first, an amount equal to the purchase price for Sold Receivables payable on that date, then to the extent of remaining amounts available to the payment of the balance due on the applicable Subordinated Note, and (B) then any remaining amounts available after such payment shall be paid to the Borrower Account (if a Termination Event or Incipient Termination Event has occurred and is continuing, all such amounts payable under this clause seventh, shall remain in the Agent Account).

(d)           If and to the extent a Funding Excess is determined to exist on any Business Day, (i) by no later than 4:00 p.m. (New York time) on the Business Day immediately succeeding the Business Day that such Funding Excess was determined to exist, the Administrative Agent shall allocate the amounts set aside pursuant to clause (b)(iv) of Section 2.08 to reduce such Funding Excess and (ii) if such Funding Excess is greater than the amounts set aside pursuant to clause (b)(iv) of Section 2.08 to reduce such Funding Excess, the Borrower shall deposit in the Agent Account, by no later than 4:00 p.m. (New York time) on the Business Day immediately succeeding the Business Day that such Funding Excess was determined to exist, an amount equal to the amount of such shortfall.  Such amounts paid or allocated pursuant to the foregoing sentence shall be applied by the Administrative Agent first, in immediate repayment of the outstanding amount of Swing Line Advances, and if no Swing Line Advances are outstanding, and second, in immediate repayment of the outstanding amount of Revolving Credit Advances (together with amounts payable with respect thereto under Section 2.10).

(e)           To the extent that amounts on deposit in the Agent Account on any day are insufficient to pay amounts due on such day in respect of the matured portion of any Advances or any interest, Fees or any other amounts due and payable by the Borrower hereunder, the Borrower shall pay, upon notice from the Administrative Agent, the amount of such insufficiency to the Administrative Agent in Dollars, in immediately available funds (for the account of the Administrative Agent, the applicable Lenders, Affected Parties or Indemnified Persons) not later than 4:00 p.m. (New York time) on such day.  Any such payment made on such date but after such time shall be deemed to have been made on, and interest shall continue to accrue and be payable thereon at the LIBOR Rate (in the case of LIBOR Rate Advances) or the Index Rate (in all other cases), until the next succeeding Business Day.

(f)            The Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of the Borrower, and the Borrower hereby irrevocably agrees that any and all such payments shall be applied by the Administrative Agent in accordance with this Section 2.08.

(g)           All payments of principal of the Advances and all payments of interest, Fees and other amounts payable by the Borrower hereunder shall be made in Dollars, in immediately available funds.  If any such payment becomes due on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day and interest thereon at the LIBOR Rate (in the case of LIBOR Rate Advances) or Index Rate (in all other cases) shall be payable during such extension.  Payments received at or prior to 4:00 p.m. (New York time) on any Business Day shall be deemed to have been received on such Business Day.  Payments received after 4:00 p.m. (New York time) on any Business Day or on a day that is not a Business Day shall be deemed to have been received on the following Business Day.

(h)           Any and all payments by the Borrower hereunder shall be made in accordance with this Section 2.08 without setoff or counterclaim and free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, Charges or withholdings (excluding any tax imposed on or measured by the net income or profits or any franchise or other tax in lieu thereof (including branch profits or similar taxes) of any Affected Party by (i) the jurisdiction under the laws of which such Affected Party is organized or any political subdivision thereof, or (ii) the jurisdiction of such Affected Party’s applicable lending office or any political subdivision thereof) (such non-excluded taxes, levies, imposts, deductions, Charges and withholdings being “Indemnified Taxes”).  If the Borrower shall be required by law to deduct any Indemnified Taxes from or in respect of any sum payable hereunder, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.08) the Affected Party entitled to receive any such payment receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, and (iii) the Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law.  Within 30 days after the date of any payment of Indemnified Taxes, the Borrower shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof.  The Borrower shall indemnify any Affected Party from and against, and, within ten days of demand therefor, pay any Affected Party for, the full amount of Indemnified Taxes (together with any taxes imposed by any jurisdiction on amounts payable under this Section 2.08) paid by such Affected Party and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally asserted.  The foregoing notwithstanding, the Borrower shall have no obligation to increase the amount paid or indemnify any Affected Party under this Section 2.08(h) to the extent such amounts are payable as a result of, (i) in the case of an Affected Party that is a U.S person as defined in I.R.C. § 7701(a)(30) but is not a person to whom a payment of interest may be made under Treas. Reg. § 1.6049-4(c) without the payor being required to file an information return, the failure of the Affected Party to provide the Borrower with a validly prepared and executed Form W-9 or, (ii) in the case of an Affected Party that is not a U.S. person as defined in I.R.C. § 7701(a)(30), the failure of such person to provide the Borrower with a validly prepared and executed Form W-8BEN, W-8EXP or W-8ECI demonstrating that such Affected Party is eligible for the portfolio interest exemption under I.R.C. § 871(h) and 881(c) or other exemption under U.S. law or applicable treaty providing for no withholding on the relevant payment; provided, however, that the Affected Party shall have no obligation to deliver such forms to the extent it is no longer able to deliver such forms due to a change in law.

(i)            Upon receipt of a notice in accordance with Section 7.03 of the Sale Agreement, the Administrative Agent shall, if such amounts have not been applied to the Borrower Obligations, segregate the Unrelated Amounts and the same shall not be deemed to constitute Collections on Transferred Receivables.

Section 2.09.  Capital Requirements; Additional Costs.

(a)           If, due to any Regulatory Change or any other adoption or any change in any law, treaty, governmental (or quasi governmental) rule, regulation, guideline or order, there shall be (i) any increase the cost to any Affected Party of agreeing to make or making, funding or maintaining any commitment hereunder or under any other Related Document, including with respect to any Advances or other Outstanding Principal Amount, (ii) any reduction in any amount receivable by such Affected Party hereunder or thereunder, including with respect to any Advances, or other Outstanding Principal Amount or (iii) any increase in the amount of capital, reserves or other funds required to be maintained by such Affected Party against commitments made by it under this Agreement or any other Related Document and the result of such increase is a reduction in the rate of return on such Affected Party’s capital as a consequence of its commitments hereunder or thereunder (any such increase in cost or reduction in amounts receivable or rate of return are hereinafter referred to as “Additional Costs”), then the Borrower shall from time to time and within 15 days after notice and demand from the Administrative Agent to the Borrower (together with the certificate referred to in the next sentence) pay to the Administrative Agent on behalf of such Affected Party additional amounts sufficient to compensate such Affected Party for such Additional Costs together with interest thereon from the date demanded until payment in full thereof at the applicable Index Rate.  A certificate as to the amount of such Increased Costs and showing the basis of the computation thereof submitted by the Affected Party to the Borrower shall be final, binding and conclusive on the parties hereto (absent manifest error) for all purposes. Each Affected Party agrees that, as promptly as practicable after it becomes aware of any circumstance referred to above that would result in any such Additional Costs, it shall, to the extent not inconsistent with its internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by the Borrower pursuant to this Section 2.09(a).

(b)           Determinations by any Affected Party for purposes of this Section 2.09 of the effect of any Regulatory Change on its costs of making, funding or maintaining any commitments hereunder or under any other Related Documents or on amounts payable to it hereunder or thereunder or of the additional amounts required to compensate such Affected Party in respect of any Additional Costs shall be set forth in a written notice to the Borrower in reasonable detail and shall be final, binding and conclusive on the Borrower (absent manifest error) for all purposes.

(c)           Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Rate Advance, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Rate Advance at another branch or office of that Lender without, in that Lender’s opinion, adversely affecting it or its Advances or the income obtained therefrom, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Rate Advances shall terminate and (ii) Borrower shall forthwith prepay in full all outstanding LIBOR Rate Advances owing to such Lender, together with interest accrued thereon, unless Borrower, within five (5) Business Days after the delivery of such notice and demand, converts all such LIBOR Rate Advances into Index Rate Advances.

Section 2.10.  Breakage Costs.  To induce the Lenders to provide the LIBOR Rate on the terms provided herein, if (i) any LIBOR Rate Advances are, except by reason of the requirements in Section 2.03(c), repaid in whole or in part on any date other than an Interest Payment Date (whether that repayment is made pursuant to any other provision of this Agreement or any other Related Document or is the result of acceleration, by operation of law or otherwise); (ii) the Borrower shall default in payment when due of the principal amount of or interest on any LIBOR Rate Advance; (iii) the Borrower shall default in making any borrowing of LIBOR Rate Advances after the Borrower has given notice requesting the same in accordance herewith (including any failure to satisfy conditions precedent to the making of any LIBOR Rate Advances); or (iv) the Borrower shall fail to make any prepayment of a LIBOR Rate Advance after the Borrower has given a notice thereof in accordance herewith, then, in any such case, the Borrower shall indemnify and hold harmless each Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing (any such loss, cost or expense, “Breakage Costs”).  Such indemnification shall include any loss (including loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained (if any).  For the purpose of calculating amounts payable to a Lender under this subsection, each Lender shall be deemed to have actually funded its relevant LIBOR Rate Advance through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Rate Advance; provided, however, that each Lender may fund each of its LIBOR Rate Advances in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection.  This covenant shall survive the termination of this Agreement and the payment of the Revolving Notes and all other amounts payable hereunder.  The determination by any Lender of the amount of any such loss or expense shall be set forth in a written notice to the Borrower in reasonable detail and shall be final, binding and conclusive on the Borrower (absent manifest error) for all purposes.  Notwithstanding the foregoing, the Borrower shall in no case be liable for any Breakage Costs incurred pursuant to clause (i) of the first sentence of this Section 2.10 if the principal amount of any repayment of LIBOR Rate Advances made on any date of determination is less than $25,000,000.

ARTICLE III.

CONDITIONS PRECEDENT

Section 3.01.  Conditions to Effectiveness of Agreement.  This Agreement shall not be effective until the date on which each of the following conditions have been satisfied, in the sole discretion of, or waived in writing by, the Lenders and the Administrative Agent (such date, the “Effective Date”):

(a)           Funding Agreement; Other Related Documents.  This Agreement and (to the extent requested by the Lenders) the Notes shall have been duly executed by, and delivered to, the parties hereto and the Lenders and the Administrative Agent shall have received such other documents, instruments, agreements and legal opinions as each Lender and the Administrative Agent shall request in connection with the transactions contemplated by this Agreement, including all those listed in the Schedule of Documents, each in form and substance satisfactory to each Lender and the Administrative Agent.

(b)           Governmental Approvals.  The Lenders and the Administrative Agent shall have received (i) satisfactory evidence that the Borrower, the Servicer and the Originators have obtained all required consents and approvals of all Persons, including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Related Documents and the consummation of the transactions contemplated hereby or thereby or (ii) an Officer’s Certificate from each of the Borrower and the Servicer in form and substance satisfactory to the Lenders and the Administrative Agent affirming that no such consents or approvals are required.

(c)           Compliance with Laws.  The Borrower and the Transaction Parties shall be in compliance with all applicable foreign, federal, state and local laws and regulations, including, without limitation, those specifically referenced in Section 5.01(a), except to the extent noncompliance could not reasonably be expected to have a Material Adverse Effect.

(d)           Payment of Fees.  The Borrower shall have paid all fees required to be paid by it on the Effective Date, including all fees required hereunder and under the Fee Letter, and shall have reimbursed the Administrative Agent for all Rating Agency fees and all other reasonable fees, costs and expenses of closing the transactions contemplated hereunder and under the other Related Documents, including the Administrative Agent’s reasonable legal and audit expenses, and other document preparation costs.

(e)           Representations and Warranties.  Each representation and warranty by the Borrower and each Transaction Party contained herein and in each other Related Document shall be true and correct as of the Effective Date, except to the extent that such representation or warranty expressly relates solely to an earlier date.

(f)            No Termination Event.  No Incipient Termination Event or Termination Event hereunder shall have occurred and be continuing or would result after giving effect to any of the transactions contemplated on the Closing Date.

(g)           Audit.  The Administrative Agent shall have completed a prefunding audit of the Receivables as of the Closing Date, the scope and results of which are satisfactory to the Administrative Agent and each Lender in its sole discretion.

(h)           Material Adverse Change.  There will have been (i) since September 30, 2005 no material adverse change individually or in the aggregate, (x) in the business, the financial or other condition of the Transaction Parties, taken as a whole, or (y) in the Receivables or Related Property, taken as a whole and (ii) no litigation commenced which is reasonably likely to be adversely determined, and if so determined, would have a Material Adverse Effect on the Borrower or the Transaction Parties taken as a whole, their business, or which challenges the transactions contemplated under this Agreement, the Sale Agreement and the other Related Documents.

(i)            Prior Obligations.  Evidence satisfactory to the Administrative Agent that all obligations under the Existing Securitization Program will have been satisfied concurrently with the making of the initial Advance and that all Liens upon any of the Receivables to be transferred to Borrower under the Sale Agreement shall have been terminated and released immediately upon such payment.

(j)            Waiver of Set-Off Rights.  Each Originator shall have waived its rights of set-off with respect to the Receivables.

(k)           Rating Agency Confirmations.   The Administrative Agent shall have received such confirmations or assurances from the Rating Agencies related to the transactions contemplated by this Agreement and the other Related Documents deemed necessary or desirable by the Administrative Agent.

Section 3.02.  Conditions Precedent to All Advances.  No Lender shall be obligated to make any Advances hereunder (including the initial Advances but excluding Advances made pursuant to Section 2.01(b)(iii), Section 2.01(b)(iv) or 2.06(c)) on any date if, as of the date thereof:

(a)           any representation or warranty of the Borrower, the Servicer or any Originator contained herein or in any of the other Related Documents shall be untrue or incorrect in any material respect (without duplication of any materiality qualifier contained therein) as of such date (unless the giving of any such untrue or incorrect representation or warranty has been cured in accordance with Section 4.04 of the Sale Agreement), either before or after giving effect to the Advances to be made on such date and to the application of the proceeds therefrom, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted by this Agreement;

(b)           any event shall have occurred, or would result from the making of such Advances or from the application of the proceeds therefrom, that constitutes an Incipient Termination Event, a Termination Event, an Incipient Servicer Termination Event or an Event of Servicer Termination;

(c)           the Commitment Termination Date shall have occurred;

(d)           either before or after giving effect to such Advance and to the application of the proceeds therefrom, a Funding Excess would exist; or

(e)           any Originator, the Borrower or the Servicer shall fail to have taken such other action, including delivery of approvals, consents, opinions, documents and instruments to the Lenders and the Administrative Agent, as any Lender or the Administrative Agent and, if applicable, either Rating Agency, may reasonably request;

(f)            on or prior to such date, the Borrower or the Servicer shall have failed to  deliver any Monthly Report, Weekly Report, Daily Report or Borrowing Base Certificate required to be delivered in accordance with Section 5.02 hereof or the Sale Agreement and such failure shall be continuing;

(g)           the Administrative Agent shall have determined that any event or condition has occurred that has had, or could reasonably be expected to have or result in, a Material Adverse Effect.

The delivery by the Borrower of a Borrowing Request and the acceptance by the Borrower of the funds from the related Borrowing on any Advance Date shall be deemed to constitute, as of any such Advance Date, as the case may be, a representation and warranty by the Borrower that the conditions in this Section 3.02 have been satisfied.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

Section 4.01.  Representations and Warranties of the Borrower.  To induce each Lender to make Advances from time to time and the Administrative Agent to take any action required to be performed by it hereunder, the Borrower makes the following representations and warranties to each Lender and the Administrative Agent on the Effective Date and each Advance Date, each and all of which shall survive the execution and delivery of this Agreement.

(a)           Existence; Compliance with Law.  The Borrower (i) is a limited liability company duly formed, validly existing and in good standing under the laws of its jurisdiction of incorporation, is a “registered organization” as defined in the UCC of such jurisdiction and is not organized under the laws of any other jurisdiction; (ii) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect; (iii) has the requisite power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business, in each case, as now, heretofore and proposed to be conducted; (iv) has all material licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (v) is in compliance with its limited liability company agreement; and (vi) subject to specific representations set forth herein regarding ERISA, tax and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect within the meaning of clauses (a)(ii) and (b) through (e) of the definition thereof.

(b)           Executive Offices; Collateral Locations; Corporate or Other Names; FEIN.  The state of organization and the organization identification number of the Borrower and current location of the Borrower’s chief executive office, principal place of business, other offices, the premises within which any Borrower Collateral is stored or located, and the locations of its records concerning the Borrower Collateral (including originals of the Borrower Assigned Agreements) are set forth in Schedule 4.01(b) or such other locations identified in writing by the Borrower to the Administrative Agent after the Closing Date and none of such locations has changed since the date of the formation of the Borrower.  Except as set forth in Schedule 4.01(b), the Borrower has not been known as or used any fictitious or trade name.  In addition, Schedule 4.01(b) lists the federal employer identification number of the Borrower.

(c)           Power, Authorization, Enforceable Obligations.  The execution, delivery and performance by the Borrower of this Agreement and the other Related Documents to which it is a party, and the creation and perfection of all Liens and ownership interests provided for herein and therein: (i) are within the Borrower’s limited liability company power; (ii) have been duly authorized by all necessary or proper actions; (iii) do not contravene any provision of the Borrower’s certificate of formation or limited liability company agreement; (iv) do not violate any law or regulation, or any order or decree of any court or Governmental Authority except if such violations have not had and could not reasonably be expected to have a Material Adverse Effect; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Borrower is a party or by which the Borrower or any of the property of the Borrower is bound; (vi) do not result in the creation or imposition of any Adverse Claim upon any of the property of the Borrower; and (vii) do not require the consent or approval of any Governmental Authority or any other Person, except those which have been duly obtained, made or complied with prior to the Effective Date as provided in Section 3.01(b).  The exercise by each of the Borrower, the Lenders or the Administrative Agent of any of its rights and remedies under any Related Document to which it is a party do not require the consent or approval of any Governmental Authority or any other Person, except those which will have been duly obtained, made or complied with prior to the Closing Date as provided in Section 3.01(b).  On or prior to the Effective Date, each of the Related Documents to which the Borrower is a party shall have been duly executed and delivered by the Borrower and each such Related Document shall then constitute a legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms.

(d)           No Litigation.  No Litigation is now pending or, to the knowledge of the Borrower, threatened against the Borrower that (i) challenges the Borrower’s right or power to enter into or perform any of its obligations under the Related Documents to which it is a party, or the validity or enforceability of any Related Document or any action taken thereunder, (ii) seeks to prevent the transfer, sale, pledge or contribution of any Receivable or the consummation of any of the transactions contemplated under this Agreement or the other Related Documents, or (iii) is reasonably likely to be adversely determined and, if adversely determined, could reasonably be expected to have a Material Adverse Effect within the meaning of clauses (a)(ii) and (b) through (e) of the definition thereof.  There is no Litigation pending or threatened that seeks damages or injunctive relief against, or alleges criminal misconduct by, the Borrower.

(e)           Solvency.  After giving effect to the sale or contribution of Receivables and the Advances to be made on such date and to the application of the proceeds therefrom, the Borrower is and will be Solvent.

(f)            Material Adverse Effect.  Since the date of the Borrower’s organization, (i) the Borrower has not incurred any obligations, contingent or non-contingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments, other than in connection with the transaction contemplated by the Related Documents, (ii) no contract, lease or other agreement or instrument has been entered into by the Borrower or has become binding upon the Borrower’s assets, other than in connection with the Related Documents, and no law or regulation applicable to the Borrower has been adopted that has had or could reasonably be expected to have a Material Adverse Effect within the meaning of clauses (a)(ii) and (b) through (e) of the definition thereof and (iii) the Borrower is not in default and no third party is in default under any material contract, lease or other agreement or instrument to which the Borrower is a party.  Since the date of the Borrower’s organization, no event has occurred with respect to the Borrower that alone or together with other events could reasonably be expected to have a Material Adverse Effect within the meaning of clauses (a)(ii) and (b) through (e) of the definition thereof.

(g)           Ownership of Property; Liens.  None of the properties and assets (including the Transferred Receivables) of the Borrower are subject to any Adverse Claims other than Permitted Encumbrances not attaching to Transferred Receivables, and there are no facts, circumstances or conditions known to the Borrower that may result in (i) with respect to the Transferred Receivables, any Adverse Claims (including Adverse Claims arising under environmental laws) and (ii) with respect to its other properties and assets, any Adverse Claims (including Adverse Claims arising under environmental laws) other than Permitted Encumbrances.  The Borrower has received all assignments, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect the Borrower’s right, title and interest in and to the Transferred Receivables and its other properties and assets.  No effective financing statement or other similar instrument are of record in any filing office listing the Borrower or any Originator as debtor and covering any of the Transferred Receivables or the other Borrower Collateral, and the Liens granted to the Lender pursuant to Section 7.01 are and will be at all times fully perfected first priority Liens in and to the Borrower Collateral.

(h)           Ventures, Subsidiaries and Affiliates; Outstanding Stock and Debt.  The Borrower has no Subsidiaries, and is not engaged in any joint venture or partnership with any other Person.  The Borrower has no Investments in any Person other than Permitted Investments.  The Member is the only member of the Borrower.  There are no outstanding rights to purchase or options, warrants or similar rights or agreements pursuant to which the Borrower may be required to issue, sell, repurchase or redeem some or all of its membership interests. Other than the Subordinated Loans, the Borrower has no outstanding Debt on the Effective Date.

(i)            Taxes.  All Tax Returns required to be filed by the Borrower have been timely and properly filed and (ii) all taxes that are payable by the Borrower (other than taxes being or about to be contested in good faith by appropriate proceedings and for which adequate reserves have been provided for in accordance with GAAP) have been paid, except where the failure to file Tax Returns or pay Taxes would not have a Material Adverse Effect within the meaning of clauses (a)(ii) and (b) through (e) of the definition thereof and has not resulted in a Lien which has attached to the Receivables.  No Governmental Authority has asserted any claim for taxes, or to the Borrower’s knowledge, has threatened to assert any claim for taxes that would, if not paid, have a Material Adverse Effect within the meaning of clauses (a)(ii) and (b) through (e) of the definition thereof or would result in a Lien which would attach to the Receivables.  All taxes required by law to be withheld or collected and remitted (including, without limitation, income tax, unemployment insurance and workmen’s compensation premiums) with respect to the Borrower have been withheld or collected and paid to the appropriate Governmental Authorities (or are properly being held for such payment), except for amounts the nonpayment of which would not be reasonably likely to have a Material Adverse Effect within the meaning of clauses (a)(ii) and (b) through (e) of the definition thereof.  It is not necessary that this Agreement or any other Related Document be filed, registered, recorded or enrolled in connection with any Taxes with any court, public office or other authority in any jurisdiction or that any ad valorem stamp duty, stamp duty, documentary, registration or similar tax or duty be paid on the execution or delivery of this Agreement or any other Related Document. Except as described on Schedule 4.01(i), as of the Effective Date, neither the Borrower nor any Affiliate that files tax returns including tax items for the Borrower has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges.  As of the Effective Date, (i) Borrower has elected to be disregarded as an entity separate from its owner for federal income tax purposes under Section 301.7701-3(b)(1) of the United States Treasury Regulations and is therefore not an association taxable as a corporation for federal income tax purposes, and (ii) neither the Borrower nor any of its Affiliates has agreed or been requested to make any adjustment under IRC 481(a), by reason of a change in accounting method or otherwise, that could reasonably be expected to have a Material Adverse Effect.  The Advances will constitute Debt for federal income tax purposes.

(j)            Full Disclosure.  No representation or warranty of the Borrower contained in this Agreement, any Borrowing Base Certificate, any of the other Related Documents or any other document, certificate or written statement furnished by on behalf of the Borrower to the Administrative Agent or any Lender relating to this Agreement, the Transferred Receivables or any of the other Related Documents contains any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in any material respect in light of the circumstances in which the same were made. All information contained in this Agreement, any Borrowing Base Certificate or any of the other Related Documents, or any other written statement or information furnished to any Lender or the Administrative Agent has been prepared in good faith by the management of the Borrower with the exercise of reasonable diligence.

(k)           ERISA.  The Borrower is in compliance with ERISA and has not incurred and does not expect to incur any liabilities (other than (x) premium payments arising in the ordinary course of business, (y) liabilities arising under Section 4041(b) of ERISA and (z) interest or penalties in connection with late premium payments that have not remained outstanding for more than thirty (30) days from the day such interest or penalties were incurred) payable to the PBGC under Title IV of ERISA.

(l)            Brokers.  No broker or finder acting on behalf of the Borrower was employed or utilized in connection with this Agreement or the other Related Documents or the transactions contemplated hereby or thereby and the Borrower has no obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

(m)          Margin Regulations.  The Borrower is not engaged in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin security,” as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as “Margin Stock”).  The Borrower owns no Margin Stock, and no portion of the proceeds of the Advances made hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Debt that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any portion of such proceeds to be considered a “purpose credit” within the meaning of Regulations T, U or X of the Federal Reserve Board.  The Borrower will not take or permit to be taken any action that might cause any Related Document to violate any regulation of the Federal Reserve Board.

(n)           Nonapplicability of Bulk Sales Laws.  No transaction contemplated by this Agreement or any of the Related Documents requires compliance with any bulk sales act or similar law.

(o)           Government Regulation.  The Borrower is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act.  The making of Advances by the Lenders hereunder, the application of the proceeds thereof and the consummation of the transactions contemplated by this Agreement and the other Related Documents will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

(p)           Nonconsolidation.  The Borrower is operated in such a manner that the separate corporate existence of the Borrower, on the one hand, and any member of the Parent Group, on the other hand, would not be disregarded in the event of the bankruptcy or insolvency of any member of the Parent Group and, without limiting the generality of the foregoing:

(i)            the Borrower is a limited purpose limited liability company whose activities are restricted in its limited liability company agreement to those activities expressly permitted hereunder and under the other Related Documents and the Borrower has not engaged, and does not presently engage, in any business or other activity other than those activities expressly permitted hereunder and under the other Related Documents, nor has the Borrower entered into any agreement other than this Agreement, the other Related Documents to which it is a party and, with the prior written consent of the Administrative Agent, any other agreement necessary to carry out more effectively the provisions and purposes hereof or thereof;

(ii)           the Borrower has duly appointed a board of managers and its business is managed solely by its own officers and managers, each of whom when acting for the Borrower shall be acting solely in his or her capacity as an officer or manager and not as an officer, director, employee or agent of any member of the Parent Group;

(iii)          Borrower shall compensate all employees, consultants and agents directly or indirectly through reimbursement of the Parent, from its own funds, for services provided to the Borrower by such employees, consultants and agents and, to the extent any employee, consultant or agent of the Borrower is also an employee, consultant or agent of such member of the Parent Group on a basis which reflects the respective services rendered to the Borrower and such member of the Parent Group and in accordance with the terms of the Administrative Services Agreement;

(iv)          Borrower shall pay its own incidental administrative costs and expenses not covered under the terms of the Administrative Services Agreement from its own funds, and shall allocate all other shared overhead expenses (including, without limitation, telephone and other utility charges, the services of shared employees, consultants and agents, and reasonable legal and auditing expenses) which are not reflected in the Servicing Fee, and other items of cost and expense shared between the Borrower and the Parent, pursuant to the terms of the Administrative Services Agreement, on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use or the value of services rendered; except as otherwise expressly permitted hereunder, under the other Related Documents and under the Borrower’s organizational documents, no member of the Parent Group (A) pays the Borrower’s expenses, (B) guarantees the Borrower’s obligations, or (C) advances funds to the Borrower for the payment of expenses or otherwise;

(v)           other than the purchase and acceptance through capital contribution of Transferred Receivables pursuant to the Sale Agreement, the acceptance of Subordinated Loans therein, the payment of distributions and the return of capital to the Member, the servicing arrangements with the Servicer under the Sale Agreement and the transactions contemplated under the Administrative Services Agreement, the Borrower engages and has engaged in no intercorporate transactions with any member of the Parent Group;

(vi)          the Borrower maintains records and books of account separate from that of each member of the Parent Group, holds regular meetings of its board of directors and otherwise observes limited liability company formalities;

(vii)         (A) the financial statements (other than consolidated financial statements) and books and records of the Borrower and each member of the Parent Group reflect the separate existence of the Borrower and (B) the consolidated financial statements of the Parent Group shall contain disclosure to the effect that the Borrower’s assets are not available to the creditors of any member of the Parent Group;

(viii)        (A) the Borrower maintains its assets separately from the assets of each member of the Parent Group (including through the maintenance of separate bank accounts and except for any Records to the extent necessary to assist the Servicer in connection with the servicing of the Transferred Receivables), (B) the Borrower’s funds (including all money, checks and other cash proceeds) and assets, and records relating thereto, have not been and are not commingled with those of any member of the Parent Group and (C) the separate creditors of the Borrower will be entitled, on the winding-up of the Borrower, to be satisfied out of the Borrower’s assets prior to any value in the Borrower becoming available to the Member;

(ix)           all business correspondence and other communications of the Borrower are conducted in the Borrower’s own name, on its own stationery and through a separately-listed telephone number;

(x)            the Borrower has and shall maintain separate office space from the offices of any member of the Parent Group and identify such office by a sign in its own name;

(xi)           the Borrower shall respond to any inquiries with respect to ownership of a Transferred Receivable by stating that it is the owner of such Transferred Receivable, and that such Transferred Receivable is pledged to the Administrative Agent for the benefit of the Lenders;

(xii)          the Borrower presents itself to the public as a legal entity separate from each such member and independently engaged in the business of purchasing and financing Receivables;

(xiii)         the Borrower maintains at least one independent manager each of whom (A) is not a Stockholder, director, officer, employee or associate, or any relative of the foregoing, of any member of the Parent Group (other than the Borrower), all as provided in its limited liability company agreement, (B) has (1) prior experience as an independent director for an entity whose organizational documents required the unanimous consent of all independent managers thereof before such corporation could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (2) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management, independent director services or placement services to issuers of securitization or structured finance instruments, agreements or securities, and (C) is otherwise acceptable to the Administrative Agent;

(xiv)        the limited liability company agreement of the Borrower requires the affirmative vote of each independent manager before a voluntary petition under Section 301 of the Bankruptcy Code may be filed by the Borrower; and

(xv)         Borrower shall maintain (1) correct and complete books and records of account and (2) minutes of the meetings and other proceedings of its members and board of managers.

(q)           Deposit and Disbursement Accounts.  Schedule 4.01(q) lists all banks and other financial institutions at which the Borrower maintains deposit or other bank accounts as of the Closing Date, including any Account, and such schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.  Each Account constitutes a deposit account or a securities account within the meaning of the applicable UCC.  The Borrower (or the Servicer on its behalf) has delivered to the Administrative Agent a fully executed agreement pursuant to which the Borrower Account Bank

(with respect to the Borrower Account), the Concentration Account Bank (in the case of the Concentration Account) and each Collection Account Bank (with respect to each Collection Account) has agreed to comply with all instructions originated by the Administrative Agent directing the disposition of funds in the Accounts without further consent by the Borrower, the Servicer or any Originator.  None of the Transaction Parties has access to any of the Accounts. No Account is in the name of any person other than the Borrower or the Administrative Agent, and the Borrower has not consented to any Bank following the instructions of any Person other than the Administrative Agent.  Accordingly, the Administrative Agent has a first priority perfected security interest in each Account, and all funds on deposit therein.

(r)            Transferred Receivables.

(i)            Transfers.  Each Transferred Receivable was purchased by or contributed to the Borrower on the relevant Transfer Date pursuant to the Sale Agreement.

(ii)           Eligibility.  Each Transferred Receivable designated as an Eligible Receivable in each Borrowing Base Certificate, Monthly Report, Weekly Report or Daily Report, as the case may be, constitutes an Eligible Receivable as of the date specified in such Borrowing Base Certificate, Monthly Report, Weekly Report or Daily Report, as applicable.

(iii)          Nonavoidability of Transfers.  The Borrower shall (A) have received each Contributed Receivable as a contribution to the capital of the Borrower by the Member as a member of the Borrower and (B) (1) have purchased each Sold Receivable from the applicable Originator for cash consideration or with the proceeds of a Subordinated Loan and (2) have accepted assignment of any Eligible Receivables transferred pursuant to clause (b) of Section 4.04 of the Sale Agreement, in each case in an amount that constitutes fair consideration and reasonably equivalent value therefor. No Sale has been made for or on account of an antecedent debt (other than any contractual obligation to purchase Receivables from the Originators under the Sale Agreement) owed by any Originator to the Borrower and no such Sale is or may be avoidable or subject to avoidance under any bankruptcy laws, rules or regulations.

(s)           Assignment of Interest in Related Documents.  The Borrower’s interests in, to and under the Receivables Sale and Servicing Agreement and each Originator Support Agreement, if any, have been assigned by the Borrower to the Administrative Agent (for the benefit of itself and the Lenders) as security for the Borrower Obligations.

(t)            Notices to Obligors.  Each Obligor of Transferred Receivables has been directed to remit all payments with respect to such Receivables for deposit in a Lockbox or Collection Account.

(u)           Representations and Warranties in Other Related Documents.  Each of the representations and warranties of the Borrower contained in the Related Documents (other than this Agreement) is true and correct in all respects and the Borrower hereby makes each such representation and warranty to, and for the benefit of, the Lenders and the Administrative Agent as if the same were set forth in full herein.

(v)           Supplementary Representations.  Each of the representations and warranties of the Borrower set forth on Schedule 4.01(v) is true and correct in all respects.

(w)          Intent. The Borrower has not entered into this Agreement or any of the other Related Documents with the intent of hindering, delaying or defrauding present or future creditors of itself or any Transaction Party.  The Borrower has not removed or concealed any assets from its creditors or participated in the removal or concealing of assets of any Transaction Party or any other Person, nor will any of them do so in the future.   The transfers contemplated by this Agreement and the other Transaction Documents are being undertaken in good faith by the Borrower for bona fide business purposes.

ARTICLE V.

GENERAL COVENANTS OF THE BORROWER

Section 5.01.  Affirmative Covenants of the Borrower.  The Borrower covenants and agrees that from and after the Effective Date and until the Termination Date:

(a)           Compliance with Agreements and Applicable Laws.  The Borrower shall (i) perform each of its obligations under this Agreement and the other Related Documents and (ii) comply with all federal, state and local laws and regulations applicable to it and the Transferred Receivables, including those relating to truth in lending, retail installment sales, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices, privacy, licensing, taxation, ERISA and labor matters and environmental laws and environmental permits except, solely with respect to this clause (ii), where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

(b)           Maintenance of Existence and Conduct of Business.  The Borrower shall:  (i) do or cause to be done all things necessary to preserve and keep in full force and effect its limited liability company existence and its rights and franchises; (ii) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder and in accordance with (1) the terms of its limited liability company agreement and (2) Section 4.01(p); (iii) at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, including all licenses, permits, charters and registrations, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and (iv) transact business only in the name of “Vertis Receivables II, LLC” or such trade names as are set forth in Schedule 5.01(b) or upon 30 days’ prior written notice to Administrative Agent, in any other legal name with respect to which all action requested by Administrative Agent pursuant to Section 12.13 shall have been taken with respect to the Transferred Receivable

(c)           Deposit of Collections.  The Borrower shall deposit or cause to be deposited promptly into a Collection Account, and in any event no later than the first Business

Day after receipt thereof, all Collections it may receive with respect to any Transferred Receivable.

(d)           Use of Proceeds.  The Borrower shall utilize the proceeds of the Advances made hereunder solely for (i) the repayment of Advances made hereunder and the payment of any fees due hereunder, (ii) the purchase of Receivables from the Originators pursuant to the Sale Agreement, (iii) the payment of distributions to the Member, (iv) the repayment of Subordinated Loans, and (v) the payment of administrative fees or Servicing Fees or expenses to the Servicer or routine administrative or operating expenses, in each case only as expressly permitted by and in accordance with the terms of this Agreement and the other Related Documents.

(e)           Payment and Performance of Charges and other Obligations.

(i)            Subject to Section 5.01(e)(ii), the Borrower shall pay, perform and discharge or cause to be paid, performed and discharged promptly all charges and claims payable by it, including (A) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding required to be paid by it, and (B) lawful claims for labor, materials, supplies and services or otherwise before any thereof shall become past due.

(ii)           The Borrower may in good faith contest, by appropriate proceedings, the validity or amount of any charges or claims described in Section 5.01(e)(i); provided, that (A) adequate reserves with respect to such contest are maintained on the books of the Borrower, in accordance with GAAP, (B) such contest is maintained and prosecuted continuously and with diligence, (C) none of the Borrower Collateral becomes subject to forfeiture or loss as a result of such contest, (D) no Lien shall be imposed to secure payment of such charges or claims other than inchoate tax liens and (E) the Administrative Agent has not advised the Borrower in writing that it reasonably believes that failure to pay or to discharge such claims or charges could have or result in a Material Adverse Effect within the meaning of clauses (a)(ii) and (b) through (e) of the definition thereof.

(f)            ERISA.  The Borrower shall give the Administrative Agent prompt written notice of any event that (i) could reasonably be expected to result in the imposition of a Lien on any Borrower Collateral under Section 412 of the IRC or Section 302 or 4068 of ERISA, or (ii) could reasonably be expected to result in the incurrence by Borrower of any liabilities under Title IV of ERISA (other than premium payments arising in the ordinary course of business).

Section 5.02.  Reporting Requirements of the Borrower.  The Borrower hereby agrees that from and after the Effective Date until the Termination Date, it shall furnish or cause to be furnished to the Administrative Agent and the Lenders:

(a)           The financial statements, notices, reports and other information at the times, to the Persons and in the manner set forth in Annex 5.02(a).

(b)           No later than 11:00 a.m. on any Advance Date and at the same time each Monthly Report, Weekly Report or Daily Report, as applicable, is required to be delivered pursuant to the terms of Annex 5.02(a), a completed certificate in the form attached hereto as Exhibit 5.02(b) (each, a “Borrowing Base Certificate”), provided, that if (i) an Incipient Termination Event or a Termination Event shall have occurred and be continuing or (ii) the Administrative Agent, in good faith, believes that an Incipient Termination Event or a Termination Event is imminent or reasonably deems the Lenders’ rights or interests in the Transferred Receivables or the Borrower Collateral insecure, then such Borrowing Base Certificates shall be delivered daily; and each Borrowing Base Certificate shall be prepared by the Borrower or the Servicer as of the last day of the previous month or week, in the event Borrowing Base Certificates are required to be delivered on a monthly or weekly basis, and as of the close of business on the previous Business Day, in the event Borrowing Base Certificates are required to be delivered on each Business Day.

(c)           Such other reports, statements and reconciliations with respect to the Borrowing Base or Borrower Collateral as any Lender or the Administrative Agent shall from time to time request in its reasonable discretion.

Section 5.03.  Negative Covenants of the Borrower.  The Borrower covenants and agrees that, without the prior written consent of the Requisite Lenders and the Administrative Agent (other than in connection with the waiver of any of the covenants set forth in subsections (c), (d), (n) or (p) of this Section 5.03 which shall only require the prior written consent of the Administrative Agent), from and after the Effective Date until the Termination Date:

(a)           Sale of Membership Interests and Assets.  The Borrower shall not sell, transfer, convey, assign or otherwise dispose of, or assign any right to receive income in respect of, any of its properties or other assets or issue any membership interests (whether in a public or a private offering or otherwise), any Transferred Receivable or Contract therefor or any of its rights with respect to any Lockbox or any Account, the Agent Account or any other deposit account in which any Collections of any Transferred Receivable are deposited except as otherwise expressly permitted by this Agreement or any of the other Related Documents.

(b)           Liens.  Except to the extent contemplated in Section 7.03(c) of the Sale Agreement, the Borrower shall not create, incur, assume or permit to exist (i) any Adverse Claim on or with respect to its Transferred Receivables or (ii) any Adverse Claim on or with respect to its other properties or assets (whether now owned or hereafter acquired) except for Permitted Encumbrances.  In addition, the Borrower shall not become a party to any agreement, note, indenture or instrument or take any other action that would prohibit the creation of a Lien on any of its properties or other assets in favor of the Lenders as additional collateral for the Borrower Obligations, except as otherwise expressly permitted by this Agreement or any of the other Related Documents.

(c)           Modifications of Receivables, Contracts or Credit and Collection Policies.  The Borrower shall not, without the prior written consent of the Administrative Agent, extend, amend, forgive, discharge, compromise, waive, cancel or otherwise modify the terms of any Transferred Receivable or amend, modify or waive any term or condition of any Contract related thereto, provided, that the Borrower may (i) take, and may authorize the Servicer on its behalf to take, such actions as are expressly permitted by the terms of any Related Document or the Credit and Collection Policies so long as, after giving effect to any such action, no Receivables which constituted Eligible Receivables prior to such action would no longer constitute Eligible Receivables as a result of such action, and (ii) sell or otherwise transfer Transferred Receivables for which the applicable Obligor is a BK Obligor to a third party that is not an Affiliate of Holdings; provided, that with respect to the sales or transfers contemplated by this Section 5.03(c)(iii), (A) until the Termination Date, no such transfers shall be permitted under this Section 5.03(c)(iii) if either a Termination Event or an Incipient Termination Event shall have occurred and be continuing prior to or after the consummation of any such transfer, (B) the Outstanding Balance of any Transferred Receivables sold or otherwise transferred in any transaction pursuant to this Section 5.03(c)(iii) shall not exceed $3,000,000, (C) the aggregate Outstanding Balance of all Transferred Receivables sold or otherwise transferred pursuant to this Section 5.03(c)(iii) from and after the Closing Date shall not exceed $10,000,000, (D) each sale or transfer of Transferred Receivables pursuant to this Section 5.03(c)(iii) shall be made without any recourse to the Borrower and (E) any buyer of any Transferred Receivables sold or otherwise transferred pursuant to this Section 5.03(c)(iii) shall agree in writing that, until the date that is one year plus one day following the date on which all Borrower Obligations have been indefeasibly paid in full in cash, such Person shall not, directly or indirectly, institute or cause to be instituted against Borrower any proceeding of the type referred to in Sections 8.01(d) or 8.01(e) of this Agreement.

(d)           Changes in Instructions to Obligors.  The Borrower shall not make any change in its instructions to Obligors regarding the deposit of Collections with respect to the Transferred Receivables, except to the extent the Administrative Agent directs the Borrower to change such instructions to Obligors or the Administrative Agent consents in writing to such change or as otherwise required by this Agreement.

(e)           Capital Structure and Business.  The Borrower shall not (i) make any changes in any of its business objectives, purposes or operations, (ii) make any change in its capital structure, including the issuance of any membership interests, warrants or other securities convertible into membership interests or any revision of the terms of its outstanding membership interests, (iii) amend, waive or modify any term or provision of its certificate of formation or limited liability company agreement, (iv) make any change to its name indicated on the public records of its jurisdiction of organization or (v) change its jurisdiction of organization.  The Borrower shall not engage in any business other than as provided in its certificate of formation, limited liability company agreement and the Related Documents.  Without limiting the foregoing, the Borrower shall not make an election to be treated as an association taxable as a corporation under Section 301.7701-3(a) of the Treasury Regulations and shall not issue any additional membership interests or take other actions which would cause the Company to cease to be disregarded as an entity separate from its owner for federal income tax purposes.

(f)            Mergers, Subsidiaries, Etc.  The Borrower shall not directly or indirectly, by operation of law or otherwise, (i) form or acquire any Subsidiary, or (ii) merge with, consolidate with, acquire all or substantially all of the assets or capital Stock of, or otherwise combine with or acquire, any Person.

(g)           Sale Characterization; Receivables Sale and Servicing Agreement.  The Borrower shall not make statements or disclosures, prepare any financial statements or in any other respect account for or treat the transactions contemplated by the Sale Agreement (including for accounting, tax and reporting purposes) in any manner other than (i) with respect to each Sale of each Sold Receivable effected pursuant to the Sale Agreement, as a true sale and absolute assignment of the title to and sole record and beneficial ownership interest of the Transferred Receivables by the Originators to the Borrower or (ii) with respect to each contribution of Contributed Receivables thereunder, as an increase in the stated capital of the Borrower.

(h)           Restricted Payments.  The Borrower shall not enter into any lending transaction with any other Person.  The Borrower shall not at any time (i) advance credit to any Person or (ii) declare any distributions, repurchase any membership interest, return any capital, or make any other payment or distribution of cash or other property or assets in respect of the Borrower’s membership interest or make a repayment with respect to any Subordinated Loans if, after giving effect to any such advance or distribution, a Funding Excess, Incipient Termination Event or Termination Event would exist or otherwise result therefrom.

(i)            Indebtedness.  The Borrower shall not create, incur, assume or permit to exist any Debt, except (i) Debt of the Borrower to any Affected Party, Indemnified Person, the Servicer or any other Person expressly permitted by this Agreement or any other Related Document, (ii) Subordinated Loans pursuant to the Subordinated Notes, (iii) deferred taxes, and (iv) endorser liability in connection with the endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

(j)            Prohibited Transactions.  The Borrower shall not enter into, or be a party to, any transaction with any Person except as expressly permitted hereunder or under any other Related Document except as reasonably necessary or advisable to its performance of its obligations hereunder and under the other Related Documents.

(k)           Investments.  Except as otherwise expressly permitted hereunder or under the other Related Documents, the Borrower shall not make any investment in, or make or accrue loans or advances of money to, any Person, including the Member, any director, officer or employee of the Borrower, Holdings or any of Holdings’ other Subsidiaries, through the direct or indirect lending of money, holding of securities or otherwise, except with respect to Transferred Receivables and Permitted Investments.

(l)            Commingling.  The Borrower shall not deposit or permit the deposit of any funds that do not constitute Collections of Transferred Receivables into any Collection Account or the Concentration Account, except as otherwise contemplated under Section 4.02(l) of the Sale Agreement.  If funds that are not Collections are deposited into a Collection Account or the Concentration Account, the Borrower shall, or shall cause the Servicer to notify the Administrative Agent in writing promptly upon discovery thereof, and, the Administrative Agent shall promptly remit (or direct the applicable Collection Account Bank or the Concentration Account Bank to remit) any such amounts that are not Collections to the applicable Originator or other Person designated in such notice.

(m)          ERISA.  The Borrower shall not cause or permit to occur an event that (i) could reasonably be expected to result in the imposition of a Lien on any Borrower Collateral under Section 412 of the IRC or Section 302 or 4068 of ERISA, or (ii) could reasonably be expected to result in the incurrence by Borrower of any liabilities under Title IV of ERISA (other than (x) premium payments arising in the ordinary course of business, (y) liabilities arising under Section 4041(b) of ERISA and (z) interest or penalties in connection with late premium payments that have not remained outstanding for more than thirty (30) days from the day such interest or penalties were incurred).

(n)           Related Documents.  The Borrower shall not amend, modify or waive any term or provision of any Related Document without the prior written consent of the Administrative Agent.

(o)           Board Policies.  The Borrower shall not modify the terms of any policy or resolutions of its board of managers if such modification could reasonably be expected to have or result in a Material Adverse Effect.

(p)           Additional Members of Borrower.  The Borrower shall not admit any additional member without the prior written consent of the Administrative Agent other than a “Special Member” as such term is defined in the Borrower’s limited liability company agreement as of the date hereof.

ARTICLE VI.

ACCOUNTS

Section 6.01.  Establishment of Accounts.

(a)           Collection Accounts.

(i)            The Borrower has established with each Collection Account Bank one or more Collection Accounts subject, in each case, to a fully executed Collection Account Agreement.  The Borrower agrees that the Administrative Agent shall have exclusive dominion and control of each Collection Account and all monies, instruments and other property from time to time on deposit therein.  The Borrower shall not make or cause to be made, or have any ability to make or cause to be made, any withdrawals from any Collection Account except as provided in Section 6.01(b)(ii).

(ii)           The Borrower (or an Originator on Borrower’s behalf) has instructed all existing Obligors of Transferred Receivables, and shall instruct all future Obligors of such Receivables, to make payments in respect thereof only (A) by check or money order mailed to one or more lockboxes or post office boxes under the control of the Administrative Agent (each a “Lockbox” and collectively the “Lockboxes”) or (B) by wire transfer or moneygram directly to a Collection Account.  Schedule 4.01(q) lists all Lockboxes and all Collection Account Banks at which the Borrower maintains Collection Accounts as of the Effective Date, and such schedule correctly identifies (1) with respect to each such Collection Account Bank, the name, address and telephone number thereof,

(2) with respect to each Collection Account, the name in which such account is held and the complete account number therefor, and (3) with respect to each Lockbox, the lockbox number and address thereof.  The Borrower (or the Servicer on Borrower’s behalf) shall endorse, to the extent necessary, all checks or other instruments received in any Lockbox so that the same can be deposited in the Collection Account, in the form so received (with all necessary endorsements), on the first Business Day after the date of receipt thereof.  In addition, the Borrower shall deposit or cause to be deposited into a Collection Account all cash, checks, money orders or other proceeds of Transferred Receivables or Borrower Collateral received by it other than in a Lockbox or a Collection Account, in the form so received (with all necessary endorsements), not later than the close of business on the first Business Day following the date of receipt thereof, and until so deposited all such items or other proceeds shall be held in trust for the benefit of the Administrative Agent.  The Borrower shall not make and shall not permit the Servicer to make any deposits into a Lockbox or any Collection Account except in accordance with the terms of this Agreement or any other Related Document.

(iii)          If, for any reason, a Collection Account Agreement terminates or any Collection Account Bank fails to comply with its obligations under the Collection Account Agreement to which it is a party, then the Borrower shall promptly notify all Obligors of Transferred Receivables who had previously been instructed to make payments to a Collection Account maintained at any such Collection Account Bank to make all future payments to a new Collection Account in accordance with this Section 6.01(a)(iii).  Neither the Borrower nor the Servicer on the Borrower’s behalf shall close any Collection Account unless it shall have (A) received the prior written consent of the Administrative Agent, (B) established a new account with the same Collection Account Bank or with a new depositary institution satisfactory to the Administrative Agent, (C) entered into an agreement covering such new account with such Collection Account Bank or with such new depositary institution substantially in the form of the predecessor Collection Account Agreement or that is satisfactory in all respects to the Administrative Agent (whereupon, for all purposes of this Agreement and the other Related Documents, such new account shall become a Collection Account, such new agreement shall become a Collection Account Agreement and any new depositary institution shall become a Collection Account Bank), and (D) taken all such action as the Administrative Agent shall reasonably require to grant and perfect a first priority Lien in such new Collection Account to the Lender under Section 7.01 of this Agreement.  Except as permitted by this Section 6.01(a), the Borrower shall not, and shall not permit the Servicer to, open any new Lockbox or Collection Account without the prior written consent of the Administrative Agent.

(b)           Concentration Account.

(i)            The Borrower has established the Concentration Account subject to a fully executed Concentration Account Agreement.  The Borrower agrees that the Administrative Agent shall have exclusive dominion and control of the Concentration Account and all monies, instruments and other property from time to time on deposit therein.

(ii)           The Borrower (or the Servicer on Borrower’s behalf) shall require all Collection Account Banks to automatically transfer to the Concentration Account on a daily basis all collected and available funds on deposit in each Collection Account.  The Borrower (or the Servicer on Borrower’s behalf) will require the Concentration Account Bank to automatically transfer all collected and available funds on deposit in the Concentration Account to the Agent Account on a daily basis.

(iii)          If, for any reason, the Concentration Account Agreement relating to the Concentration Account terminates or the Concentration Account Bank fails to comply with its obligations under such Concentration Account Agreement, then the Borrower shall promptly notify the Administrative Agent thereof and the Borrower, the Servicer or the Administrative Agent, as the case may be, shall instruct all Collection Account Banks who had previously been instructed to make transfers to the Concentration Account maintained at any such Concentration Account Bank to make all future payments to a new Concentration Account in accordance with this Section 6.01(b)(iii).  Neither the Borrower nor the Servicer on the Borrower’s behalf shall close the Concentration Account unless it shall have (A) received the prior written consent of the Administrative Agent, (B) established a new account with the same Concentration Account Bank or with a new depositary institution satisfactory to the Administrative Agent, (C) entered into an agreement covering such new account with such Concentration Account Bank or with such new depositary institution substantially in the form of the Concentration Account Agreement or that is satisfactory in all respects to the Administrative Agent (whereupon, for all purposes of this Agreement and the other Related Documents, such new account shall become the Concentration Account, such new agreement shall become a Concentration Account Agreement and any new depositary institution shall become the Concentration Account Bank), and (D) taken all such action as the Administrative Agent shall reasonably require to grant and perfect a first priority Lien in such new Concentration Account to the Lender under Section 7.01 of this Agreement.  Except as permitted by this Section 6.01(b), the Borrower shall not, and shall not permit the Servicer to open a new Concentration Account without the prior written consent of the Administrative Agent.

(c)           Agent Account.

(i)            The Administrative Agent has established and shall maintain the Agent Account with Deutsche Bank Trust Company Americas (the “Depositary”).  The Agent Account shall be registered in the name of the Administrative Agent and the Administrative Agent shall, subject to the terms of this Agreement, have exclusive dominion and control thereof and of all monies, instruments and other property from time to time on deposit therein.

(ii)           The Lenders and the Administrative Agent shall deposit into the Agent Account from time to time all monies, instruments and other property received by any of them as proceeds of the Transferred Receivables.

(iii)          If, for any reason, the Depositary wishes to resign as depositary of the Agent Account or fails to carry out the instructions of the Administrative Agent, then the Administrative Agent shall promptly notify the Lenders.  Neither the Lenders nor the Administrative Agent shall close the Agent Account unless (A) a new deposit account has been established with a new depositary institution, (B) the Lenders and the Administrative Agent have entered into an agreement covering such new account with such new depositary institution satisfactory in all respects to the Administrative Agent (whereupon such new account shall become the Agent Account and such new depositary institution shall become the Depositary for all purposes of this Agreement and the other Related Documents), and (C) the Lenders and the Administrative Agent have taken all such action as the Administrative Agent shall require to grant and perfect a first priority Lien in such new Agent Account to the Administrative Agent on behalf of the Lenders.

(d)           Borrower Account.

(i)            The Borrower has established the Borrower Account subject to a fully executed Borrower Account Agreement and agrees that, subject to clause (ii) below, the Administrative Agent shall have exclusive dominion and control of such Borrower Account and all monies, instruments and other property from time to time on deposit therein.

(ii)           The Administrative Agent hereby agrees that until such time as it exercises its right to take control of the Borrower Account under Section 7.05(d), the Borrower Account Bank shall be entitled to follow the instructions of the Borrower, or the Administrative Agent on behalf of the Borrower, with respect to the withdrawal, transfer or payment of funds on deposit in the Borrower Account.

ARTICLE VII.

GRANT OF SECURITY INTERESTS

Section 7.01.  Borrower’s Grant of Security Interest.  To secure the prompt and complete payment, performance and observance of all Borrower Obligations, and to induce the Administrative Agent and the Lenders to enter into this Agreement and perform the obligations required to be performed by them hereunder in accordance with the terms and conditions hereof, the Borrower hereby grants, assigns, conveys, pledges, hypothecates and transfers to the Administrative Agent, for the benefit of the Administrative Agent, the Lenders, the Indemnified Persons and the Affected Parties, a Lien upon and security interest in all of the Borrower’s right, title and interest in, to and under, but none of its obligations arising from, the following property, whether now owned by or owing to, or hereafter acquired by or arising in favor of, the Borrower (including under any trade names, styles or derivations of the Borrower), and regardless of where located (all of which being hereinafter collectively referred to as the “Borrower Collateral”):

(a)           all Receivables;

(b)           the Sale Agreement, all Collection Account Agreements, the Concentration Account Agreement and all other Related Documents now or hereafter in effect relating to the purchase, servicing, processing or collection of Receivables (collectively, the “Borrower Assigned Agreements”), including (i) all rights of the Borrower to receive moneys due and to become due thereunder or pursuant thereto, (ii) all rights of the Borrower to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, (iii) all claims of the Borrower for damages or breach with respect thereto or for default thereunder and (iv) the right of the Borrower to amend, waive or terminate the same and to perform and to compel performance and otherwise exercise all remedies thereunder;

(c)           all of the following (collectively, the “Borrower Account Collateral”):

(i)            the Collection Accounts, the Lockboxes, and all funds on deposit therein and all certificates and instruments, if any, from time to time representing or evidencing the Collection Accounts, the Lockboxes or such funds,

(ii)           the Agent Account and all funds on deposit therein and all certificates and instruments, if any, from time to time representing or evidencing the Agent Account or such funds,

(iii)          the Concentration Account and all funds on deposit therein and all certificates and instruments, if any, from time to time representing or evidencing the Concentration Account or such funds,

(iv)          the Borrower Account and all funds on deposit therein and all certificates and instruments, if any, from time to time representing or evidencing the Borrower Account or such funds,

(v)           all notes, certificates of deposit and other instruments from time to time delivered to or otherwise possessed by any Lender or any assignee or agent on behalf of any Lender in substitution for or in addition to any of the then existing Borrower Account Collateral, and

(vi)          all interest, dividends, cash, instruments, investment property and other property from time to time received, receivable or otherwise distributed with respect to or in exchange for any and all of the then existing Borrower Account Collateral;

(d)           all other property relating to the Receivables that may from time to time hereafter be granted and pledged by the Borrower or by any Person on its behalf whether under this Agreement or otherwise, including any deposit with any Lender or the Administrative Agent of additional funds by the Borrower;

(e)           all other personal property of the Borrower of every kind and nature not described above including without limitation all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts, chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights, commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles); and

(f)            to the extent not otherwise included, all proceeds and products of the foregoing and all accessions to, substitutions and replacements for, and profits of, each of the foregoing Borrower Collateral (including proceeds that constitute property of the types described in Sections 7.01(a) through (e)).

Section 7.02.  Borrower’s Agreements.  The Borrower hereby (a) collaterally assigns, transfers and conveys the benefits of the representations, warranties and covenants of each Originator made to the Borrower under the Sale Agreement to the Administrative Agent for the benefit of the Lenders hereunder; (b) acknowledges and agrees that the rights of the Borrower to require payment of a Rejected Amount from an Originator under the Sale Agreement may be enforced by the Lenders and the Administrative Agent; and (c) certifies that the Sale Agreement provides that the indemnification and payment provisions of Article V thereof and the provisions of Sections 4.03(j), Section 4.04, 6.12, 6.14 and 6.15 thereof shall survive the sale of the Transferred Receivables (and undivided percentage ownership interests therein) and the termination of the Sale Agreement and this Agreement.

Section 7.03.  Delivery of Collateral.  All certificates or instruments representing or evidencing all or any portion of the Borrower Collateral shall be delivered to and held by or on behalf of the Administrative Agent and shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Administrative Agent.  The Administrative Agent shall have the right (a) at any time to exchange certificates or instruments representing or evidencing Borrower Collateral for certificates or instruments of smaller or larger denominations and (b) upon the occurrence of a Termination Event, to exercise its rights and remedies with respect to such Collateral under the UCC.

Section 7.04.  Borrower Remains Liable.  It is expressly agreed by the Borrower that, anything herein to the contrary notwithstanding, the Borrower shall remain liable under any and all of the Transferred Receivables, the Contracts therefor, the Borrower Assigned Agreements and any other agreements constituting the Borrower Collateral to which it is a party to observe and perform all the conditions and obligations to be observed and performed by it thereunder.  The Lenders and the Administrative Agent shall not have any obligation or liability under any such Receivables, Contracts or agreements by reason of or arising out of this Agreement or the granting herein or therein of a Lien thereon or the receipt by the Administrative Agent or the Lenders of any payment relating thereto pursuant hereto or thereto.  The exercise by any Lender or the Administrative Agent of any of its respective rights under this Agreement shall not release any Originator, the Borrower or the Servicer from any of their respective duties or obligations under any such Receivables, Contracts or agreements.  None of the Lenders or the Administrative Agent shall be required or obligated in any manner to perform or fulfill any of the obligations of any Originator, the Borrower or the Servicer under or pursuant to any such Receivable, Contract or agreement, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any such Receivable, Contract or agreement, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

Section 7.05.  Covenants of the Borrower Regarding the Borrower Collateral.

(a)           Offices and Records.  The Borrower shall maintain its principal place of business and chief executive office and the office at which it stores its Records at the respective locations specified in Schedule 4.01(b) or, upon 30 days’ prior written notice to the Administrative Agent, at such other location in a jurisdiction where all action requested by the Administrative Agent pursuant to Section 12.13 shall have been taken with respect to the Borrower Collateral.  The Borrower shall, and shall cause the Servicer to at its own cost and expense, maintain adequate and complete records of the Transferred Receivables and the Borrower Collateral, including records of any and all payments received, credits granted and merchandise returned with respect thereto and all other dealings therewith.  The Borrower shall, and shall cause the Servicer to, by no later than the Effective Date, mark conspicuously with a legend, in form and substance satisfactory to the Administrative Agent, its computer records pertaining to the Borrower Collateral and its file cabinets or other storage facilities where it maintains information pertaining to Substantial Contracts that constitute the Borrower Collateral, to evidence this Agreement and the assignment and Liens granted pursuant to this Article VIII.  Upon the occurrence and during the continuance of a Termination Event, the Borrower shall, and shall cause the Servicer to, deliver and turn over such books and records to the Administrative Agent or its representatives at any time on demand of the Administrative Agent.  Prior to the occurrence of a Termination Event and upon notice from the Administrative Agent, the Borrower shall, and shall cause the Servicer to, permit any representative of the Administrative Agent to inspect such books and records and shall provide photocopies thereof to the Administrative Agent as more specifically set forth in Section 7.05(b).

(b)           Access.  The Borrower shall, and shall cause the Servicer to, at its or the Servicer’s own expense, during normal business hours, from time to time upon ten (10) Business Day’s prior notice (or, if a Termination Event has occurred and in continuing, one (1) Business Day’s prior notice) as frequently as the Administrative Agent determines to be appropriate:  (i) provide the Administrative Agent and any of its officers, employees and agents access to its properties (including properties utilized in connection with the collection, processing or servicing of the Transferred Receivables), facilities, advisors and employees (including officers) and to the Borrower Collateral, (ii) permit the Administrative Agent and any of its officers, employees and agents to inspect, audit and make extracts from its books and records, including all Records, (iii) permit the Administrative Agent and its officers, employees and agents to inspect, review and evaluate the Transferred Receivables and the Borrower Collateral and (iv) permit the Administrative Agent and its officers, employees and agents to discuss matters relating to the Transferred Receivables or its performance under this Agreement or the other Related Documents or its affairs, finances and accounts with any of its officers, directors, employees, representatives or agents (in each case, with those persons having knowledge of such matters) and with its independent certified public accountants as specified in Section 7.05(c); provided, however, that, so long as no Termination Event or Incipient Termination Event has occurred and is continuing, (i) the Administrative Agent shall be limited to two (2) audits pursuant to this Section 7.05(b) during each calendar year and (ii) the Borrower’s obligations to reimburse out-of-pocket expenses in respect of each such audit shall not exceed (x) $50,000 minus (y) the amounts incurred by the Originators pursuant to Section 4.02(b) of the Sale Agreement in connection with any contemporaneous audit of the Originators. The Borrower agrees that it shall not request any audit of any Originator under Section 4.02(b) of the Sale Agreement unless directed in writing to do so by the Administrative Agent. If (i) the Administrative Agent in good faith deems any Lender’s rights or interests in the Transferred Receivables, the Borrower Assigned Agreements or any other Borrower Collateral insecure or the Administrative Agent in good faith believes that an Incipient Termination Event or a Termination Event is imminent or (ii) an Incipient Termination Event or a Termination Event shall have occurred and be continuing, then the Borrower shall, and shall cause the Servicer to, at its own expense, provide such access at all times without prior notice from the Administrative Agent and provide the Administrative Agent with access to the suppliers and customers of the Borrower and the Servicer; provided, that, the Borrower shall have the opportunity to be present at the time of any such access to it’s the Borrower’s suppliers or customers.  The Borrower shall, and shall cause the Servicer to, make available to the Administrative Agent and its counsel, as quickly as is possible under the circumstances, copies of all books and records, including Records, that the Administrative Agent may request.  The Borrower shall, and shall cause the Servicer to, and the Servicer shall deliver any document or instrument necessary for the Administrative Agent, as the Administrative Agent may from time to time request, to obtain records from any service bureau or other Person that maintains records for the Borrower or the Servicer, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by the Borrower or the Servicer.

(c)           Communication with Accountants.  The Borrower hereby authorizes (and shall cause the Servicer to authorize) the Lenders and the Administrative Agent to communicate directly with its independent certified public accountants and authorizes and shall instruct those accountants and advisors to disclose and make available to the Lenders and the Administrative Agent any and all financial statements and other supporting financial documents, schedules and information relating to the Borrower or the Servicer (including copies of any issued management letters) and to discuss matters with respect to its business, financial condition and other affairs; provided, that the Administrative Agent shall notify the Borrower or the Servicer, as applicable, prior to any contact with such accountants and advisors and shall give the Borrower or the Servicer, as applicable, the opportunity to participate in such discussions.

(d)           Collection of Transferred Receivables.  In connection with the collection of amounts due or to become due to the Borrower under the Transferred Receivables, the Borrower Assigned Agreements and any other Borrower Collateral pursuant to the Sale Agreement, the Borrower shall, or shall cause the Servicer to, take such action as it, and from and after the occurrence and during the continuance of a Termination Event, the Administrative Agent, may deem necessary or desirable to enforce collection of the Transferred Receivables, the Borrower Assigned Agreements and the other Borrower Collateral; provided that the Borrower may, rather than commencing any such action or taking any other enforcement action, at its option, elect to pay to the Administrative Agent, for deposit into the Agent Account, an amount equal to the Outstanding Balance of any such Transferred Receivable; provided, further, that if a Termination Event shall have occurred and be continuing, then the Administrative Agent may, without prior notice to the Seller or the Servicer, (x) exercise its rights under the Account Agreements (in which case the Servicer shall be required, pursuant to the Sale Agreement, to deposit any Collections it then has in its possession or at any time thereafter receives, immediately in a Collection Account or, if directed by the Administration Agent, in the Agent Account) and (y) notify any Obligor under any Transferred Receivable or obligors under the Borrower Assigned Agreements of the pledge of such Transferred Receivables or Borrower

Assigned Agreements, as the case may be, to the Administrative Agent on behalf of the Lenders hereunder and direct that payments of all amounts due or to become due to the Borrower thereunder be made directly to the Administrative Agent or any servicer, collection agent or lockbox or other account designated by the Administrative Agent and, upon such notification and at the sole cost and expense of the Borrower, the Administrative Agent may enforce collection of any such Transferred Receivable or the Borrower Assigned Agreements and adjust, settle or compromise the amount or payment thereof.  The Administrative Agent shall provide prompt notice to the Borrower and the Servicer of any such notification of pledge or direction of payment to the Obligors under any Transferred Receivables.

(e)           Performance of Borrower Assigned Agreements.  The Borrower shall, and shall cause the Servicer to, (i) perform and observe all the terms and provisions of the Borrower Assigned Agreements to be performed or observed by it, maintain the Borrower Assigned Agreements in full force and effect, enforce the Borrower Assigned Agreements in accordance with their terms and take all action as may from time to time be requested by the Administrative Agent in order to accomplish the foregoing, and (ii) upon the request of and as directed by the Administrative Agent, make such demands and requests to any other party to the Borrower Assigned Agreements as are permitted to be made by the Borrower or the Servicer thereunder.

(f)            License for Use of Software and Other Intellectual Property.  Unless expressly prohibited by the licensor thereof or any provision of applicable law, if any, the Borrower hereby grants to the Administrative Agent on behalf of the Lenders a limited license to use, without charge, the Borrower’s rights to use its own and the Servicer’s computer programs, software, printouts and other computer materials, technical knowledge or processes, data bases, materials, trademarks, registered trademarks, trademark applications, service marks, registered service marks, service mark applications, patents, patent applications, trade names, rights of use of any name, labels, fictitious names, inventions, designs, trade secrets, goodwill, registrations, copyrights, copyright applications, permits, licenses, franchises, customer lists, credit files, correspondence, and advertising materials or any property of a similar nature, as it pertains to the Borrower Collateral, or any rights to any of the foregoing, only as reasonably required in connection with the collection of the Transferred Receivables and the advertising for sale, and selling any of the Borrower Collateral, or exercising of any other remedies hereto, and the Borrower agrees that its rights under all licenses and franchise agreements shall inure to the Administrative Agent’s benefit (on behalf of the Lenders) for purposes of the license granted herein.  Except upon the occurrence and during the continuation of a Termination Event, the Administrative Agent and the Lenders agree not to use any such license without giving the Borrower prior written notice.

ARTICLE VIII.

TERMINATION EVENTS

Section 8.01.  Termination Events.  If any of the following events (each, a “Termination Event”) shall occur (regardless of the reason therefor):

(a)           (i) the Borrower shall fail to pay, (A) any installment or other payment of principal of any Advance when due, or to repay Advances to reduce their balance to the maximum amount of Revolving Loans then permitted to be outstanding when due or (B) within three (3) Business Days after the due date, any interest on any Advances, any other Borrower Obligations or any other amount due under this Agreement or any of the other Related Documents or (ii) any Transaction Party shall fail to pay, within three (3) Business Days after the due date, any amount due under the Sale Agreement or any of the other Related Documents; provided, that no Termination Event shall occur if such any failure to pay arises solely as a result of the failure of the Administrative Agent to make transfers of amounts available in the Agent Account on any Settlement Date in accordance with Section 2.08; or

(b)           (i) the Borrower or any Transaction Party shall fail or neglect to perform, keep or observe any requirement set forth in Section 5.01(c) or Section 5.03 of this Agreement or Section 4.02(l) or Section 4.03 of the Sale Agreement, (ii) the Borrower or any Transaction Party shall fail or neglect to perform, keep or observe any requirement set forth in Section 5.02 of this Agreement and the same shall remain unremedied for five (5) Business Days after the date specified for performance of any such requirement or (iii) the Borrower or any Transaction Party shall fail or neglect to perform, keep or observe any other covenant or other provision of this Agreement or the other Related Documents (other than any provision embodied in or covered by any other clause of this Section 8.01) and the same shall remain unremedied for thirty (30) Business Days or more following the earlier to occur of an Authorized Officer of the Borrower or the applicable Transaction Party becoming aware of such breach and the Borrower’s receipt of notice thereof; or

(c)           (1) any Transaction Party or the Borrower shall fail to pay when due or within any applicable grace period any principal or interest on Debt (other than the Advances with respect to the Borrower) or any Contingent Obligations or (2) a breach or default of any Transaction Party or the Borrower, or the occurrence of any condition or event, with respect to any Debt (other than the Advances with respect to the Borrower) or any Contingent Obligations, in each case if the effect of such breach, default or occurrence is to cause or to permit the holder or holders then to cause, Debt and/or Contingent Obligations having an aggregate principal amount in excess of $5,000,000 to become or be declared due prior to their stated maturity; or

(d)

(i)            (1) A court enters a decree or order for relief with respect to any Transaction Party in an involuntary case under the Bankruptcy Code, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law; or (2) the continuance of any of the following events for sixty (60) days unless dismissed, bonded or discharged:  (a) an involuntary case is commenced against any Transaction Party under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (b) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian, administrator or other officer having similar powers over any Transaction Party or over all or a substantial part of its property, is entered; or (c) a receiver, trustee or other custodian is appointed without the consent of a Transaction Party for, or an encumbrance takes possession of, all or a substantial part of the property of such Transaction Party; or

(ii)           a case or proceeding shall have been commenced against the Borrower seeking a decree or order in respect of the Borrower under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, (i) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for the Borrower or for any substantial part of the Borrower’s assets, or (ii) ordering the winding up or liquidation of the affairs of any such Person;

(e)           (1) Any Transaction Party or the Borrower commences a voluntary case under the Bankruptcy Code, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (2) any Transaction Party or the Borrower makes any assignment for the benefit of creditors; or (3) the board of directors (or equivalent thereof) or the shareholders (or equivalent thereof) of any Transaction Party or the Borrower adopts any resolution or otherwise authorizes action in connection with the administration, liquidation, winding-up or dissolution of such Transaction Party or the Borrower or to approve any of the actions referred to in this Section 8.01(e);

(f)            (i) any Originator, the Borrower or the Servicer generally does not pay its debts as such debts become due (within the meaning of Section 303(h) of the Bankruptcy Code of the United States), (ii) any Authorized Officer of any Originator, the Borrower or the Servicer admits in writing its inability to, or is generally unable to, pay its debts as such debts become due or (iii) any Originator, the Borrower or the Servicer is not Solvent; or

(g)           any money judgment, writ or warrant of attachment, or similar process (other than those described elsewhere in this Section 8.01) involving an amount in the aggregate at any time in excess of $5,000,000 (to the extent not adequately covered by insurance provided by a reputable and solvent insurance company) is entered or filed against one or more of the Transaction Party or the Borrower or any of their respective assets and remains undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than five (5) Business Days prior to the date of any proposed sale thereunder; or

(h)           a judgment or order for the payment of money shall be rendered against the Borrower; or

(i)            (i) any information contained in any Borrowing Base Certificate or any Borrowing Request is untrue or incorrect in any respect other than an Immaterial Misstatement, or (ii) any representation or warranty of any Originator or the Borrower herein or in any other Related Document or in any statement, report, financial statement or certificate (other than a Borrowing Base Certificate or any Borrowing Request) made or delivered by or on behalf of such Originator or the Borrower to any Affected Party hereto or thereto is untrue or incorrect in any material respect (without duplication of any materiality qualifier contained therein) as of the date when made or deemed made (unless previously cured by such Originator pursuant to Section 4.04 of the Sale Agreement); or

(j)            any Governmental Authority (including the IRS or the PBGC) shall file notice of a Lien with regard to any assets of any Originator or any of such Originator’s ERISA

Affiliates (other than a Lien (i) limited by its terms to assets other than Receivables and (ii) not materially adversely affecting the financial condition of such Originator or such ERISA Affiliate or the ability of any Transaction Party or the Borrower to perform its duties hereunder or under the Related Documents); or

(k)           any Governmental Authority (including the IRS or the PBGC) shall file notice of a Lien with regard to any of the assets of the Borrower, including, without limitation, any Lien on any Borrower Collateral under Section 412 of the IRC or Section 302 or 4068 of ERISA; or

(l)            (1) there shall have occurred any event which, in the reasonable judgment of the Administrative Agent, materially and adversely impairs (i) the ability of any Originator to originate Receivables of a credit quality which are at least of the credit quality of the Receivables as of the Effective Date, (ii) the financial condition or operations of any Originator or the Borrower, or (iii) the collectibility of Receivables, or (2) the Administrative Agent shall have determined (and so notified the Borrower) that any event or condition that has had or could reasonably be expected to have or result in a Material Adverse Effect has occurred; or

(m)          the Sale Agreement shall for any reason cease to evidence the transfer to the Borrower of the legal and equitable title to, and ownership of, the Transferred Receivables; or

(n)           except as otherwise expressly provided herein, any Account Agreement or the Sale Agreement shall have been modified, amended or terminated without the prior written consent of the Administrative Agent; or

(o)           (i) any Event of Servicer Termination specified in Section 8.01(a) through (m) of the Sale Agreement shall have occurred, or (ii) an Event of Servicer Termination specified in Section 8.01(n) of the Sale Agreement shall have occurred; or

(p)           (A) the Borrower shall cease to hold valid and properly perfected title to and sole record and beneficial ownership in the Transferred Receivables and the other Borrower Collateral or (B) the Administrative Agent (on behalf of the Lenders) shall cease to hold a first priority, perfected Lien in the Transferred Receivables or any of the Borrower Collateral; or

(q)           a Change of Control shall occur; or

(r)            the Borrower shall amend its certificate of formation or limited liability company agreement without the express prior written consent of the Requisite Lenders and the Administrative Agent; or

(s)           the Borrower shall have received an Election Notice pursuant to Section 2.01(d) of the Sale Agreement; or

(t)            (i) the Default Ratio shall exceed 3.0%; (ii) the Delinquency Ratio shall exceed 2.5%; (iii) the Dilution Trigger Ratio shall exceed 3.0% or (iv) the Receivables Collection Turnover shall exceed 45 days; or

(u)           any material provision of any Related Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms (or any Originator or the Borrower shall challenge the enforceability of any Related Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Related Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms); or

(v)           the incurrence of a liability to the PBGC under Title IV of ERISA by any Originator or the Servicer or any of their respective ERISA Affiliates (except for premium payments arising in the ordinary course of business and liabilities arising under Section 4041(b) of ERISA), in excess of $500,000;

(w)          any member of the Parent Group shall create, incur, assume or permit to exist any Debt, except (i) Debt of such Person to any Affected Party, Buyer Indemnified Person or any other Person expressly permitted by the Sale Agreement or any other Related Document, and (ii) other Debt permitted pursuant to Section 5.1 of the Existing Credit Agreement as in effect as of the Closing Date; or

(x)            a Funding Excess exists at any time and the Borrower has not repaid the amount of such Funding Excess within one (1) Business Day in accordance with Section 2.08 hereof;

then, and in any such event, the Administrative Agent, may, with the consent of the Requisite Lenders, and shall, at the request of the Requisite Lenders, by notice to the Borrower, declare the Commitment Termination Date to have occurred without demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, that the Commitment Termination Date shall automatically occur (i) upon the occurrence of any of the Termination Events described in Sections 8.01(d), (e), (j), (k) or (s), (ii) three days after the occurrence of the Termination Event described in Section 8.01(a) if the same shall not have been remedied by such time or (iii) four Business Days after the occurrence of the Termination Event described in Section 8.01(x) if the same shall not have been remedied by such time, in each case without demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.  Upon the occurrence of the Commitment Termination Date, all Borrower Obligations shall automatically be and become due and payable in full, without any action to be taken on the part of any Person.  In addition, if any Event of Servicer Termination shall have occurred, then, the Administrative Agent may, and shall, at the request of the Requisite Lenders, by delivery of a Servicer Termination Notice to Buyer and the Servicer, terminate the servicing responsibilities of the Servicer under the Sale Agreement in accordance with the terms thereof.

ARTICLE IX.

REMEDIES

Section 9.01.  Actions Upon Termination Event.  Except as provided in Section 9.01(f) below, if any Termination Event shall have occurred and be continuing and the Administrative Agent shall have declared the Commitment Termination Date to have occurred or the Commitment Termination Date shall be deemed to have occurred pursuant to Section 8.01, then the Administrative Agent may exercise in respect of the Borrower Collateral, in addition to any and all other rights and remedies granted to it hereunder, under any other Related Document or under any other instrument or agreement securing, evidencing or relating to the Borrower Obligations or otherwise available to it, all of the rights and remedies of a secured party upon default under the UCC (such rights and remedies to be cumulative and nonexclusive), and, in addition, may take the following actions:

(a)           The Administrative Agent may, without notice to the Borrower except as required by law and at any time or from time to time, (i) charge, offset or otherwise apply amounts payable to the Borrower from the Agent Account, the Borrower Account, the Concentration Account or any Collection Account against all or any part of the Borrower Obligations and (ii) without limiting the terms of Section 7.05(d), notify any Obligor under any Transferred Receivable or obligors under the Borrower Assigned Agreements of the transfer of the Transferred Receivables to the Borrower and of the pledge of such Transferred Receivables or Borrower Assigned Agreements, as the case may be, to the Administrative Agent on behalf of the Lenders hereunder and direct that payments of all amounts due or to become due to the Borrower thereunder be made directly to the Administrative Agent or any servicer, collection agent or lockbox or other account designated by the Administrative Agent.

(b)           The Administrative Agent may, without notice except as specified below, solicit and accept bids for and sell the Borrower Collateral or any part thereof to any Person other than the Borrower or any Originator in one or more parcels at public or private sale, at any exchange, broker’s board or any of the Lenders’ or Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable.  The Administrative Agent shall have the right to conduct such sales on the Borrower’s premises or elsewhere and shall have the right to use any of the Borrower’s premises without charge for such sales at such time or times as the Administrative Agent deems necessary or advisable.  The Borrower agrees that, to the extent notice of sale shall be required by law, ten days’ notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Administrative Agent shall not be obligated to make any sale of Borrower Collateral regardless of notice of sale having been given.  The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed for such sale, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Every such sale shall operate to divest all right, title, interest, claim and demand whatsoever of the Borrower in and to the Borrower Collateral so sold, and shall be a perpetual bar, both at law and in equity, against each Originator, the Borrower, any Person claiming any right in the Borrower Collateral sold through any Originator or the Borrower, and their respective successors or assigns.  The Administrative Agent shall deposit the net proceeds of any such sale in the Agent Account and such proceeds shall be applied against all or any part of the Borrower Obligations.

(c)           Upon the completion of any sale under Section 9.01(b), the Borrower shall deliver or cause to be delivered to the purchaser or purchasers at such sale on the date thereof, or within a reasonable time thereafter if it shall be impracticable to make immediate delivery, all of the Borrower Collateral sold on such date, but in any event full title and right of possession to such property shall vest in such purchaser or purchasers upon the completion of such sale.  Nevertheless, if so requested by the Administrative Agent or by any such purchaser, the

Borrower shall confirm any such sale or transfer by executing and delivering to such purchaser all proper instruments of conveyance and transfer and releases as may be designated in any such request.

(d)           At any sale under Section 9.01(b), any Lender or the Administrative Agent may bid for and purchase the property offered for sale and, upon compliance with the terms of sale, may hold, retain and dispose of such property without further accountability therefor.

(e)           The Administrative Agent may (but in no event shall be obligated to) exercise, at the sole cost and expense of the Borrower, any and all rights and remedies of the Borrower under or in connection with the Borrower Assigned Agreements or the other Borrower Collateral, including any and all rights of the Borrower to demand or otherwise require payment of any amount under, or performance of any provisions of, the Borrower Assigned Agreements.  Without limiting the foregoing, the Administrative Agent shall, upon the occurrence of any Event of Servicer Termination, have the right to name any Successor Servicer (including itself) pursuant to Article VIII of the Sale Agreement.

(f)            If only a Termination Event specified in Section 8.01(o)(ii) hereof shall have occurred and be continuing, the Administrative Agent’s remedies shall be limited to the rights expressly provided for in this Section 9.01(f) and those incidental to the exercise thereof.  Administrative Agent shall have the right to, or the right to direct the Buyer to: (i) terminate the Servicer and take all actions in furtherance thereof in accordance with Article 9 of the Sale Agreement, (ii) exercise all rights of the Buyer or the Administrative Agent, under the terms of the Sale Agreement, to direct the conduct of the Servicer thereunder, and (iii) to collect and enforce the Borrower Collateral in as provided in Section 9-607 of the applicable UCC and to apply Collections to the Borrower Obligations in accordance Article II hereof; provided, Administrative Agent shall not have any right to foreclose on the Borrower Collateral in the manner provided in Section 9-610 or 9-620 of the applicable UCC.   For the avoidance of doubt, (i) upon the occurrence and during the continuance of a Termination Event specified in Section 8.01(o)(ii) hereof, no Lender shall have any obligation to make any Advances pursuant to this Agreement and (ii) if, in addition to the Termination Event specified in Section 8.01(o)(ii) hereof, any other Termination Event shall have occurred and be continuing, the Administrative Agent shall be entitled to exercise any of the other remedies set forth in this Article IX.

Section 9.02.  Exercise of Remedies.  No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege under this Agreement and no course of dealing between any Originator, the Borrower or the Servicer, on the one hand, and the Administrative Agent or any Lender, on the other hand, shall operate as a waiver of such right, power or privilege, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.  The rights and remedies under this Agreement are cumulative, may be exercised singly or concurrently, and are not exclusive of any rights or remedies that the Administrative Agent or any Lender would otherwise have at law or in equity.  No notice to or demand on any party hereto shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of the party providing such notice or making such demand to any other or further action in any circumstances without notice or demand.

Section 9.03.  Power of Attorney.  On the Closing Date, the Borrower shall execute and deliver a power of attorney substantially in the form attached hereto as Exhibit 9.03 (a “Power of Attorney”).  The Power of Attorney is a power coupled with an interest and shall be irrevocable until this Agreement has terminated in accordance with its terms and all of the Borrower Obligations are indefeasibly paid or otherwise satisfied in full.  The powers conferred on the Administrative Agent under each Power of Attorney are solely to protect the Liens of the Administrative Agent and the Lenders upon and interests in the Borrower Collateral and shall not impose any duty upon the Administrative Agent to exercise any such powers.  The Administrative Agent shall not be accountable for any amount other than amounts that it actually receives as a result of the exercise of such powers and none of the Administrative Agent’s officers, directors, employees, agents or representatives shall be responsible to the Borrower, any Originator, the Servicer or any other Person for any act or failure to act, except to the extent of damages attributable to their own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

Section 9.04.  Continuing Security Interest.  This Agreement shall create a continuing Lien in the Borrower Collateral until the Termination Date.

ARTICLE X.

INDEMNIFICATION

Section 10.01.  Indemnities by the Borrower.

(a)           Without limiting any other rights that the Lenders or the Administrative Agent or any of their respective officers, directors, employees, attorneys, agents, representatives, transferees, successors or assigns (each, an “Indemnified Person”) may have hereunder or under applicable law, the Borrower hereby agrees to indemnify and hold harmless each Indemnified Person from and against any and all Indemnified Amounts that may be claimed or asserted  by any Person other than the Borrower against or incurred by any such Indemnified Person in connection with or arising out of the transactions contemplated under this Agreement or under any other Related Document or any actions or failures to act in connection therewith, including any and all Rating Agency costs and any and all legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Related Documents; provided, that the Borrower shall not be liable for any indemnification to an Indemnified Person to the extent that any such Indemnified Amount (v) in the case of an Affected Party that is a U.S person as defined in I.R.C. § 7701(a)(30) but is not a person to whom a payment of interest may be made under Treas. Reg. § 1.6049-4(c) without the payor being required to file an information return, results from a failure of the Affected Party to provide the Borrower with a validly prepared and executed Form W-9, (w) in the case of an Affected Party that is not a U.S. person as defined in I.R.C. § 7701(a)(30), results from a failure of the Affected Party to provide Borrower with a validly prepared and executed Form W-8BEN, W-8EXP or W-8ECI demonstrating that such Affected Party is eligible for the portfolio interest exemption under I.R.C. § 871(h) and 881(c) or other exemption under U.S. law or applicable treaty providing for no withholding on the relevant payment; provided, however, that the Affected Party shall have no obligation to deliver such forms to the extent it is no longer able to deliver such forms due to a change in law,  (x) results from such Indemnified Person’s gross negligence or willful misconduct, in each case as determined by a court of competent jurisdiction, (y) constitutes recourse for uncollectible or uncollected Transferred Receivables as a result of the insolvency, bankruptcy or the failure (without cause or justification) or inability on the part of the related Obligor to perform its obligations thereunder or (z) includes any tax imposed on or measured by the net income or profits or any franchise or other tax in lieu thereof (including branch profits or similar taxes) of any Indemnified Person by (i) the jurisdiction under the laws of which such Indemnified Person is organized or any political subdivision thereof or (ii) the jurisdiction of such Indemnified Person’s applicable lending office or any political subdivision thereof.  Without limiting the generality of the foregoing, the Borrower shall pay on demand to each Indemnified Person any and all Indemnified Amounts relating to or resulting from:

(i)            reliance on any representation or warranty made or deemed made by the Borrower (or any of its officers) under or in connection with this Agreement or any other Related Document (without regard to any qualifications concerning the occurrence or non-occurrence of a Material Adverse Effect or similar concepts of materiality) or on any other information delivered by the Borrower pursuant hereto or thereto that shall have been incorrect when made or deemed made or delivered;

(ii)           the failure by the Borrower to comply with any term, provision or covenant contained in this Agreement, any other Related Document or any agreement executed in connection herewith or therewith (without regard to any qualifications concerning the occurrence or non-occurrence of a Material Adverse Effect or similar concepts of materiality), any applicable law, rule or regulation with respect to any Transferred Receivable or the Contract therefor, or the nonconformity of any Transferred Receivable or the Contract therefor with any such applicable law, rule or regulation;

(iii)          (1) the failure to vest and maintain vested in the Borrower valid and properly perfected title to and sole record and beneficial ownership of the Receivables that constitute Transferred Receivables, together with all Collections in respect thereof and all other Borrower Collateral, free and clear of any Adverse Claim and (2) the failure to maintain or transfer to the Administrative Agent, for the benefit of itself and the Lenders, a first priority, perfected Lien in any portion of the Borrower Collateral;

(iv)          any dispute, claim, offset or defense of any Obligor (other than its discharge in bankruptcy) to the payment of any Transferred Receivable (including a defense based on such Receivable or the Contract therefor not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services giving rise to such Receivable or the furnishing of or failure to furnish such merchandise or services or relating to collection activities with respect to such Receivable (if such collection activities were performed by any of its Affiliates acting as Servicer);

(v)           any products liability claim or other claim arising out of or in connection with merchandise, insurance or services that is the subject of any Contract with respect to any Transferred Receivable;

(vi)          the commingling of Collections with respect to Transferred Receivables by the Borrower at any time with its other funds or the funds of any other Person except as contemplated pursuant to Section 7.03 of the Sale Agreement;

(vii)         any failure by the Borrower to cause the filing of, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or any other applicable laws with respect to any Transferred Receivable hereunder or any other Borrower Collateral, whether at the time of the Borrower’s acquisition thereof or any Advance made hereunder or at any subsequent time;

(viii)        any investigation, litigation or proceeding related to this Agreement or the ownership of Receivables or Collections with respect thereto;

(ix)           any failure of (x) a Collection Account Bank to comply with the terms of the applicable Collection Account Agreement, (y) the Concentration Account Bank to comply with the terms of the Concentration Account Agreement, or (z) the Borrower Account Bank to comply with the terms of the Borrower Account Agreement; or

(x)            any withholding, deduction or Charge imposed upon any payments with respect to any Transferred Receivable, any Borrower Assigned Agreement or any other Borrower Collateral.

If and to the extent that this Section 10.01 may be unenforceable for any reason, the Borrower agrees to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.

(b)           Any Indemnified Amounts subject to the indemnification provisions of this Section 10.01 not paid in accordance with Section 2.08 shall be paid by the Borrower to the Indemnified Person entitled thereto within five Business Days following demand therefor.

ARTICLE XI.

ADMINISTRATIVE AGENT

Section 11.01.  Authorization and Action.

(a)           The Administrative Agent may take such action and carry out such functions under this Agreement as are authorized to be performed by it pursuant to the terms of this Agreement, any other Related Document or otherwise contemplated hereby or thereby or are reasonably incidental thereto; provided, that the duties of the Administrative Agent under this Agreement and the other Related Documents shall be determined solely by the express provisions of this Agreement, and, other than the duties set forth in Section 11.02, any permissive right of the Administrative Agent hereunder shall not be construed as a duty.

Section 11.02.  Reliance.  None of the Administrative Agent, any of its Affiliates or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or the other Related Documents, except for damages solely caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.  Without limiting the generality of the foregoing, and notwithstanding any term or provision hereof to the contrary, the Borrower and each Lender hereby acknowledge and agree that the Administrative Agent as such (a) has no duties or obligations other than as set forth expressly herein, and has no fiduciary obligations to any person, (b) acts as a representative hereunder for the Lenders and has no duties or obligations to, shall incur no liabilities or obligations to, and does not act as an agent in any capacity for, the Borrower (other than, with respect to the Administrative Agent, under the Power of Attorney with respect to remedial actions) or the Originators, (c) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts, (d) makes no representation or warranty hereunder to any Affected Party and shall not be responsible to any such Person for any statements, representations or warranties made in or in connection with this Agreement or the other Related Documents, (e) except to the extent set forth in Section 2.03(a), shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Related Documents on the part of the Borrower, the Servicer, any Originator, the Parent, Holdings or any Lender, or to inspect the property (including the books and records) of the Borrower, the Servicer, any Originator, the Parent, Holdings or any Lender, (f) shall not be responsible to the Borrower, the Servicer, any Lender or any other Person for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Related Documents or any other instrument or document furnished pursuant hereto or thereto, (g) shall incur no liability under or in respect of this Agreement or the other Related Documents by acting upon any notice, consent, certificate or other instrument or writing believed by it to be genuine and signed, sent or communicated by the proper party or parties and (h) shall not be bound to make any investigation into the facts or matters stated in any notice or other communication hereunder and may conclusively rely on the accuracy of such facts or matters.

Section 11.03.  GE Capital and Affiliates.  GE Capital and its Affiliates may generally engage in any kind of business with any Obligor, the Parent, the Originators, the Borrower, the Servicer, Holdings, any Lender, any of their respective Affiliates and any Person who may do business with or own securities of such Persons or any of their respective Affiliates, all as if GE Capital were not the Administrative Agent and without the duty to account therefor to any Obligor, the Parent, any Originator, the Borrower, the Servicer, Holdings, any Lender or any other Person.

Section 11.04.  Lender Credit Decision.  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based upon such documents and information as it has deemed appropriate, made its own credit and financial analysis of the Borrower and its own decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

Section 11.05.  Indemnification.  Each of the Lenders severally agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligations of the Borrower hereunder), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Related Document or any action taken or omitted by the Administrative Agent in connection herewith or therewith; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.  Without limiting the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Related Document, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower.

Section 11.06.  Successor Administrative Agent.  The Administrative Agent may resign at any time by giving not less than thirty (30) days’ prior written notice thereof to each of the Lenders and the Borrower.  Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Administrative Agent that meets the qualifications of an assignee of a Lender hereunder; provided, that, so long as no Termination Event or an Incipient Termination Event shall have occurred and be continuing, such successor Administrative Agent shall require the approval by the Borrower, which approval shall not be unreasonably withheld or delayed. If no successor Administrative Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the resigning the Administrative Agent’s giving notice of resignation, then the resigning Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution which commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof which has a long-term debt rating from S&P of “A–” or better and Moody’s of “A3” or better and has a combined capital and surplus of at least $300,000,000.  If no successor Administrative Agent has been appointed pursuant to the foregoing, by the 30th day after the date such notice of resignation was given by the resigning Administrative Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of the Administrative Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Administrative Agent as provided above.  Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent.  Upon the earlier of the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent or the effective date of the resigning Administrative Agent’s resignation, the resigning Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Related Documents, except that any indemnity rights or other rights in favor of such resigning Administrative Agent shall continue.  After any resigning Administrative Agent’s resignation hereunder, the provisions of this Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement and the other Related Documents.

Section 11.07.  Setoff and Sharing of Payments.  In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Termination Event, each Lender and each holder of any Note is hereby authorized at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived (but subject to Section 2.03(b)(i)), to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of the Borrower (regardless of whether such balances are then due to the Borrower) and any other properties or assets any time held or owing by that Lender or that holder to or for the credit or for the account of the Borrower against and on account of any of the Borrower Obligations which are not paid when due.  Any Lender or holder of any Note exercising a right to set off or otherwise receiving any payment on account of the Borrower Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender’s or holder’s Pro Rata Share of the Borrower Obligations as would be necessary to cause such Lender to share the amount so set off or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares.  Each Lender’s obligation pursuant to this Section 11.07 is in addition to and not in limitation of its obligations to purchase a participation equal to its Pro Rata Share of the Swing Line Loan pursuant to Section 2.01(b).  The Borrower agrees, to the fullest extent permitted by law, that (a) any Lender or holder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Borrower Obligations and may sell participations in such amount so set off to other Lenders and holders and (b) any Lender or holders so purchasing a participation in the Advances made or other Borrower Obligations held by other Lenders or holders may exercise all rights of set off, bankers’ lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Advances, and the other Borrower Obligations in the amount of such participation.  Notwithstanding the foregoing, if all or any portion of the set-off amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of set-off, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

ARTICLE XII.

MISCELLANEOUS

Section 12.01.  Notices.  Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by email of the signed notice in PDF form or facsimile (with such email or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 12.01), (c) one Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number set forth below or to such other address (or facsimile number) as may be substituted by notice given as herein provided.  The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.  Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than any Lender and the Administrative Agent) designated in any written notice provided hereunder to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.  Notwithstanding the foregoing, whenever it is provided herein that a notice is to be given to any other party hereto by a specific time, such notice shall only be effective if actually received by such party prior to such time, and if such notice is received after such time or on a day other than a Business Day, such notice shall only be effective on the immediately succeeding Business Day.

Borrower:

Vertis Receivables II, LLC
250 W. Pratt Street
Baltimore, MD 21201
Attention: Chief Financial Officer and Chief Legal Officer
Telephone:
Facsimile:

Administrative Agent:

General Electric Capital Corporation
201 Merritt 7
Norwalk, Connecticut 06851
Attention: Vice President, Portfolio Underwriting
Telephone:
Facsimile:

Section 12.02.  Binding Effect; Assignability.

(a)           This Agreement shall be binding upon and inure to the benefit of the Borrower, each Lender and the Administrative Agent and their respective successors and permitted assigns.  The Borrower may not assign, transfer, hypothecate or otherwise convey any of its rights or obligations hereunder or interests herein without the express prior written consent of the Requisite Lenders and the Administrative Agent.  Any such purported assignment, transfer, hypothecation or other conveyance by the Borrower without the prior express written consent of the Requisite Lenders and the Administrative Agent shall be void.

(b)           The Borrower hereby consents to any Lender’s assignment or pledge of, and/or sale of participations in, at any time or times after the Effective Date of the Related Documents, Advances, and any Commitment or of any portion thereof or interest therein, including any Lender’s rights, title, interests, remedies, powers or duties thereunder  (including, without limitation, an assignment by the Swing Line Lender of all or any portion of its Swing Line Commitment), whether evidenced by a writing or not, made in accordance with this Section 12.02(b).  Any assignment by a Lender shall (i) require the execution of an assignment agreement (an “Assignment Agreement”) substantially in the form attached hereto as Exhibit 12.02(b) or otherwise in form and substance satisfactory to the Administrative Agent, and acknowledged by, the Administrative Agent and other than in the case of an assignment by a Lender to one of its Affiliates, the consent of the Administrative Agent and, so long as no Termination Event has occurred and is continuing, the Borrower (which consent shall not be unreasonably withheld or delayed); (ii) so long as no Termination Event or an Incipient Termination Event shall have occurred and be continuing, each assignee of a Lender (other than a SPV) shall require the approval by the Borrower, which approval shall not be unreasonably withheld or delayed; provided, further that assignments by a Lender to any Affiliate of the Agent or any Lenders shall not be subject to the consent of the Borrower; (iii) if a partial assignment, be in an amount at least equal to $5,000,000 and, after giving effect to any such partial assignment, the assigning Lender shall have retained Commitments in an amount at least equal to $5,000,000; (iv) require the delivery to the Administration Agent by the assignee or participant, as the case may be, of any forms, certificates or other evidence with respect to United States tax withholding matters, and (iv) other than in the case of an assignment by a Lender to one of its Affiliates, include a payment to the Administrative Agent by the assignor or assignee Lender of an assignment fee of $3,500.  In the case of an assignment by a Lender under this Section 12.02, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were a Lender hereunder.  The assigning Lender shall be relieved of its obligations hereunder with respect to its  Commitments or assigned portion thereof from and after the date of such assignment.  The Borrower hereby acknowledges and agrees that any assignment made in accordance with this Section 12.02(b) will give rise to a direct obligation of the Borrower to the assignee and that the assignee shall thereupon be a “Lender” for all purposes.  In all instances, each Lender’s obligation to make Revolving Credit Advances hereunder shall be several and not joint and shall be limited to such Lender’s Pro Rata Share of the applicable Commitment.  In the event any Lender assigns or otherwise transfers all or any part of a Revolving Note or the Swing Line Note, such Lender shall so notify the Borrower and the Borrower shall, upon the request of  such Lender, execute new Revolving Notes or Swing Line Notes in exchange for the Revolving Notes or Swing Line Notes, as the case may be, being assigned.  Notwithstanding the foregoing provisions of this Section 12.02(b), any Lender may at any time pledge or assign all or any portion of such Lender’s rights under this Agreement and the other Related Documents to any Federal Reserve Bank or to any holder or trustee of such Lender’s securities; provided, however, that no such pledge or assignment to any Federal Reserve Bank, holder or trustee shall release such Lender from such Lender’s obligations hereunder or under any other Related  Document and no such holder or trustee shall be entitled to enforce any rights of such Lender hereunder unless such holder or trustee becomes a Lender hereunder through execution of an Assignment Agreement as set forth above.  A Lender may not grant an assignment or participation to a Person who is (x) not a “United States person” (within the meaning of IRC Section 7701(a)(30) unless such Person is exempt from United States withholding tax as of the date of such participation and provides a Form W-8BEN, W-8ECI or W-8IMY, as applicable, to the Administrative Agent before giving effect to such assignment.

(c)           In addition to the foregoing right, any Lender may, without notice to or consent from the Administrative Agent or the Borrower, (x) grant to an SPV the option to make all or any part of any Advance that such Lender would otherwise be required to make hereunder (and the exercise of such option by such SPV and the making of Loans pursuant thereto shall satisfy the obligation of such Lender to make such Loans hereunder); (y) assign to an SPV all or a portion of its rights (but not its obligations) under the Related Documents, including a sale of any Advances or other Borrower Obligations hereunder and such Lender’s right to receive payment with respect to any such Borrower Obligation and (z) sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Related Documents (including all its rights and obligations with respect to the Advances); provided, however, that (x) no such SPV or participant shall have a commitment, or be deemed to have made an offer to commit, to make Advances hereunder, and none shall be liable to any Person for any obligations of such Lender hereunder (it being understood that nothing in this Section 12.02(c) shall limit any rights the Lender may have as against such SPV or participant under the terms of the applicable option, sale or participation agreement between or among such parties); and (y) no such SPV or holder of any such participation shall be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Advance in which such holder participates, (ii) any extension of any scheduled payment of the principal amount of any Advance in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Borrower Collateral (other than in accordance with the terms of this Agreement or the other Related Documents).  Solely for purposes of Sections 2.08, 2.09, 2.10, and 9.01, Borrower acknowledges and agrees that each such sale or participation shall give rise to a direct obligation of the Borrower to the participant or SPV and each such participant or SPV shall be considered to be a “Lender” for purposes of such sections.  Except as set forth in the preceding sentence, such Lender’s rights and obligations, and the rights and obligations of the other Lenders and the Administrative Agent towards such Lender under any Related Document shall remain unchanged and none of the Borrower, the Administrative Agent or any Lender (other than the Lender selling a participation or assignment to an SPV) shall have any duty to any participant or SPV and may continue to deal solely with the assigning or selling Lender as if no such assignment or sale had occurred.

(d)           Except as expressly provided in this Section 12.02, no Lender shall, as between the Borrower and that Lender, or between the Administrative Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Advances, the Revolving Notes, the Swing Line Note or other Borrower Obligations owed to such Lender.

(e)           The Borrower shall assist any Lender permitted to sell assignments or participations under this Section 12.02 as reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be reasonably requested and the participation of management in meetings with potential assignees or participants.  The Borrower shall, if the Administrative Agent so requests in connection with an initial syndication of the Commitments hereunder, assist in the preparation of informational materials for such syndication.

(f)            A Lender may furnish any information concerning the Borrower, the Originator, the Servicer and/or the Receivables in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants).  Each Lender shall obtain from all prospective and actual assignees or participants confidentiality covenants substantially equivalent to those contained in Section 12.05.

Section 12.03.  Termination; Survival of Borrower Obligations Upon Commitment Termination Date.

(a)           This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Termination Date.

(b)           Except as otherwise expressly provided herein or in any other Related Document, no termination or cancellation (regardless of cause or procedure) of any commitment made by any Affected Party under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Borrower or the rights of any Affected Party relating to any unpaid portion of the Borrower Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date.  Except as otherwise expressly provided herein or in any other Related Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Borrower and all rights of any Affected Party hereunder, all as contained in the Related Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that the rights and remedies provided for herein with respect to any breach of any representation or warranty made by the Borrower pursuant to Article IV, the indemnification and payment provisions of Article X and Sections 11.05, 12.05, 12.14 and 12.15 shall be continuing and shall survive the Termination Date.

Section 12.04.  Costs, Expenses and Taxes.  (a)  Subject to the terms of Section 7.05(b) hereof, the Borrower shall reimburse the Administrative Agent for all reasonable out of pocket expenses incurred in connection with the negotiation and preparation of this Agreement and the other Related Documents (including the reasonable fees and expenses of all of its special counsel, advisors, consultants and auditors retained in connection with the transactions contemplated thereby and advice in connection therewith).  The Borrower shall reimburse each Lender and the Administrative Agent for all fees, reasonable costs and expenses, including the fees, costs and expenses of counsel or other advisors for advice, assistance, or other representation in connection with:

(i)            the forwarding to the Borrower or any other Person on behalf of the Borrower by any Lender of any proceeds of Advances made by such Lender hereunder;

(ii)           any amendment, modification or waiver of, consent with respect to, or termination of this Agreement or any of the other Related Documents or advice in connection with the administration hereof or thereof or their respective rights hereunder or thereunder;

(iii)          any Litigation, contest or dispute (whether instituted by the Borrower, any Lender, the Administrative Agent or any other Person as a party, witness, or otherwise) in any way relating to the Borrower Collateral, any of the Related Documents or any other agreement to be executed or delivered in connection herewith or therewith, including any Litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against the Borrower, the Servicer or any other Person that may be obligated to any Lender or the Administrative Agent by virtue of the Related Documents, including any such Litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the transactions contemplated hereby during the pendency of one or more Termination Events;

(iv)          any attempt to enforce any remedies of a Lender or the Administrative Agent against the Borrower, the Servicer or any other Person that may be obligated to them by virtue of any of the Related Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the transactions contemplated hereby during the pendency of one or more Termination Events;

(v)           any work-out or restructuring of the transactions contemplated hereby during the pendency of one or more Termination Events; and

(vi)          efforts to (A) monitor the Advances or any of the Borrower Obligations, (B) evaluate, observe or assess the Originators, the Parent, the Borrower, the Member or the Servicer or their respective affairs, and (C) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Borrower Collateral;

including all attorneys’ and other professional and service providers’ fees arising from such services, including those in connection with any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel and others in connection with or relating to any of the events or actions described in this Section 12.04, all of which shall be payable, on demand, by the Borrower to the applicable Lender or the Administrative Agent, as applicable.  Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or facsimile charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

(b)           In addition, the Borrower shall pay on demand any and all stamp, sales, excise and other taxes (excluding income taxes imposed by the jurisdiction under the laws of which such person is organized), gross receipts or franchise taxes and fees payable or determined to be payable in connection with the execution, delivery, filing or recording of this Agreement or any other Related Document, and the Borrower agrees to indemnify and save each Indemnified Person harmless from and against any and all liabilities with respect to or resulting from any delay or failure to pay such taxes and fees.

Section 12.05.  Confidentiality.

(a)           Except to the extent otherwise required by applicable law or reasonably believed to be appropriate to be filed publicly with the Securities and Exchange Commission, or unless the Administrative Agent shall otherwise consent in writing, the Borrower agrees to maintain the confidentiality of this Agreement (and all drafts hereof and documents ancillary hereto), in its communications with third parties other than any Affected Party or any Indemnified Person or any financial institution party to the Credit Agreement and otherwise not to disclose, deliver or otherwise make available to any third party (other than its directors, officers, employees, accountants or counsel) the original or any copy of all or any part of this Agreement (or any draft hereof and documents ancillary hereto) except to an Affected Party or an Indemnified Person or any financial institution party to the Credit Agreement.

(b)           The Borrower agrees that it shall not (and shall not permit any of its Subsidiaries to) issue any news release or make any public announcement pertaining to the transactions contemplated by this Agreement and the other Related Documents without the prior written consent of the Requisite Lenders and the Administrative Agent (which consent shall not be unreasonably withheld) unless such news release or public announcement is required by law, in which case the Borrower shall consult with the Administrative Agent and any Lenders specifically referenced therein prior to the issuance of such news release or public announcement.  The Borrower may, however, disclose the general terms of the transactions contemplated by this Agreement and the other Related Documents to trade creditors, suppliers and other similarly-situated Persons so long as such disclosure is not in the form of a news release or public announcement.

(c)           The Administrative Agent and each Lender agrees to maintain the confidentiality of the Information (as defined below), and will not use such confidential Information for any purpose or in any matter except in connection with this Agreement, except that Information may be disclosed (1) to (i) each Affected Party (ii) its and each Affected Party’s and their respective Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and to not disclose or use such Information in violation of Regulation FD (17 C.F.R. § 243.100-243.103)) and (iii) industry trade organizations for inclusion in league table measurements, (2) any regulatory authority (it being understood that it will to the extent reasonably practicable provide the Borrower with an opportunity to request confidential treatment from such regulatory authority), (3) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (4) to any other party to this Agreement, (5) to the extent required in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Related Document or the enforcement of rights hereunder or thereunder, (6) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of (or participant in), or any prospective assignee of (or participant in), any of its rights or obligations under this Agreement, (7) with the consent of the Borrower or (8) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or any other confidentiality agreement to which it is party with the Borrower or Holdings or any subsidiary thereof or (ii) becomes available to the Administrative Agent, or any Lender on a nonconfidential basis from a source other than Holdings or any subsidiary thereof.  For the purposes of this Section, “Information” means all information received from the Borrower and Servicer relating to the Borrower, the Servicer, Holdings or any subsidiary thereof or their businesses, or any Obligor, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by Borrower or Servicer; provided that in the case of information received from the Borrower or Servicer after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 12.06.  Complete Agreement; Modification of Agreement.  This Agreement and the other Related Documents constitute the complete agreement among the parties hereto with respect to the subject matter hereof and thereof, supersede all prior agreements and understandings relating to the subject matter hereof and thereof, and may not be modified, altered or amended except as set forth in Section 12.07.

Section 12.07.  Amendments and Waivers.

(a)           Except for actions expressly permitted to be taken by the Administrative Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any Note, or any consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed (1) by the Borrower, (2) by the Requisite Lenders or, to the extent required under clause (b) below, by all affected Lenders and the Swing Line Lender, as applicable, (3) to the extent required under clause (b) or clause (c) below, by the Administrative Agent and (4) if such amendment, modification or waiver modifies the activities  in which the Borrower is permitted to engage, by the Lenders then holding more than 50% of the Outstanding Principal Amount.  Except as set forth in clause (b) below, all amendments, modifications, terminations or waivers requiring the consent of any Lenders without specifying the required percentage of Lenders shall require the written consent of the Requisite Lenders.

(b)           (i) No amendment, modification, termination or waiver shall, unless in writing and signed by each Lender directly affected thereby, do any of the following: (1) increase the principal amount of any Lender’s Commitment; (2) reduce the principal of, rate of interest on or Fees payable with respect to any Advance made by any affected Lender; (3) extend any scheduled payment date or final maturity date of the principal amount of any Advance of any affected Lender; (4) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender; (5) change the percentage of the Aggregate Commitments or of the aggregate Outstanding Principal Amount which shall be required for Lenders or any of them to take any action hereunder; (6) release all or substantially all of the Borrower Collateral; or (7) amend or waive this Section 12.07 or the definition of the term “Requisite Lenders”  insofar as such definition affects the substance of this Section 12.07.  Furthermore, no amendment, modification, termination or waiver shall be effective to the extent that it (y) affects the rights or duties of the Administrative Agent under this Agreement or any other Related Document unless in writing and signed by the Administrative Agent or (z) affects the rights or duties of the Swing Line Lender under this Agreement or modifies or amends any other provision of this Agreement or any other Related Document relating the Swing Line Loan, Swing Line Advances or the Swing Line Lender unless in writing and signed by the Swing Line Lender.

(ii)           Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given.  No amendment, modification, termination or waiver shall be required for the Administrative Agent to take additional Borrower Collateral pursuant to any Related Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of such Note.  No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.  Any amendment, modification, termination, waiver or consent effected in accordance with this Section 12.07 shall be binding upon each holder of a Note at the time outstanding and each future holder of a Note.

(c)           If, in connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”):

(i)            requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described this clause (i) or in clause (ii) below being referred to as a “Non-Consenting Lender”), or

(ii)           requiring the consent of Requisite Lenders, the consent of Lenders holding 51% or more of the Aggregate Commitments is obtained, but the consent of Requisite Lenders is not obtained, or then, so long as the Administrative Agent is not a Non-Consenting Lender, at the Borrower’s request the Administrative Agent, or a Person acceptable to the Administrative Agent, shall have the right with the Administrative Agent’s consent and in the Administrative Agent’s sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon the Administrative Agent’s request, sell and assign to the Administrative Agent or such Person, all of the Commitments of such Non-Consenting Lender for an amount equal to the principal balance of all Advances held by the Non-Consenting Lender and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

(d)           Upon indefeasible payment in full in cash and performance of all of the Borrower Obligations (other than indemnification obligations under Section 10.01), termination of the Aggregate Commitment and a release of all claims against the Administrative Agent and Lenders, and so long as no suits, actions, proceedings or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, the Administrative Agent shall deliver to the Borrower termination statements and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Borrower Obligations.

Section 12.08.  No Waiver; Remedies.  The failure by any Lender or the Administrative Agent, at any time or times, to require strict performance by the Borrower or the Servicer of any provision of this Agreement, any Receivables Assignment or any other Related Document shall not waive, affect or diminish any right of any Lender or the Administrative Agent thereafter to demand strict compliance and performance herewith or therewith.  Any suspension or waiver of any breach or default hereunder shall not suspend, waive or affect any other breach or default whether the same is prior or subsequent thereto and whether the same or of a different type.  None of the undertakings, agreements, warranties, covenants and representations of the Borrower or the Servicer contained in this Agreement, any Receivables Assignment or any other Related Document, and no breach or default by the Borrower or the Servicer hereunder or thereunder, shall be deemed to have been suspended or waived by any Lender or the Administrative Agent unless such waiver or suspension is by an instrument in writing signed by an officer of or other duly authorized signatory of the applicable Lenders and the Administrative Agent and directed to the Borrower or the Servicer, as applicable, specifying such suspension or waiver.  The rights and remedies of the Lenders and the Administrative Agent under this Agreement and the other Related Documents shall be cumulative and nonexclusive of any other rights and remedies that the Lenders and the Administrative Agent may have hereunder, thereunder, under any other agreement, by operation of law or otherwise.  Recourse to the Borrower Collateral shall not be required.

Section 12.09.  GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

(a)           THIS AGREEMENT AND EACH OTHER RELATED DOCUMENT (EXCEPT TO THE EXTENT THAT ANY RELATED DOCUMENT EXPRESSLY PROVIDES TO THE CONTRARY) AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES) EXCEPT TO THE EXTENT THAT THE PERFECTION, EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF THE ADMINISTRATIVE AGENT IN THE RECEIVABLES OR REMEDIES HEREUNDER OR THEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(b)           EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF

MANHATTAN IN NEW YORK CITY SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY; PROVIDED FURTHER THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE ANY LENDER OR THE ADMINISTRATIVE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE BORROWER COLLATERAL OR ANY OTHER SECURITY FOR THE BORROWER OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE LENDERS OR THE ADMINISTRATIVE AGENT.  EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.  EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT THE ADDRESS PROVIDED FOR IN SECTION 12.01 HEREOF AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID.  NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c)           BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 12.10.  Counterparts.  This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

Section 12.11.  Severability.  Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 12.12.  Section Titles.  The section, titles and table of contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

Section 12.13.  Further Assurances.

(a)                                  The Borrower shall, or shall cause the Servicer to, at its sole cost and expense, upon request of any of the Lenders or the Administrative Agent, promptly and duly execute and deliver any and all further instruments and documents and take such further action that may be necessary or desirable or that any of the Lenders or the Administrative Agent may request to (i) perfect, protect, preserve, continue and maintain fully the Liens granted to the Administrative Agent for the benefit of itself and the Lenders under this Agreement, (ii) enable the Lenders or the Administrative Agent to exercise and enforce its rights under this Agreement or any of the other Related Documents or (iii) otherwise carry out more effectively the provisions and purposes of this Agreement or any other Related Document.  Without limiting the generality of the foregoing, the Borrower shall, upon request of any of the Lenders or the Administrative Agent, (A) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices that may be necessary or desirable or that any of the Lenders or the Administrative Agent may request to perfect, protect and preserve the Liens granted pursuant to this Agreement, free and clear of all Adverse Claims, (B) mark, or cause the Servicer to mark, each Contract evidencing which constitutes “chattel paper” under the UCC and evidences a Transferred Receivable with a legend, acceptable to each Lender and the Administrative Agent evidencing that the Borrower has purchased such Transferred Receivables and that the Administrative Agent, for the benefit of the Lenders, has a security interest in and lien thereon, (C) mark, or cause the Servicer to mark, its computer records pertaining to the Transferred Receivables with such a legend and (D) notify or cause the Servicer to notify Obligors of the Liens on the Transferred Receivables granted hereunder.

(b)                                 Without limiting the generality of the foregoing, the Borrower hereby authorizes the Lenders and the Administrative Agent, and each of the Lenders hereby authorizes the Administrative Agent, to file one or more financing or continuation statements, or amendments thereto or assignments thereof, relating to all or any part of the Transferred Receivables, including Collections with respect thereto, or the Borrower Collateral without the signature of the Borrower or, as applicable, the Lenders, as applicable, to the extent permitted by applicable law.  A carbon, photographic or other reproduction of this Agreement or of any notice or financing statement covering the Transferred Receivables, the Borrower Collateral or any part thereof shall be sufficient as a notice or financing statement where permitted by law.

Section 12.14.  No Proceedings.  Each of Administrative Agent and each Lender agrees that, from and after the Closing Date and until the date one year plus one day following the Termination Date, it will not, directly or indirectly, institute or cause to be instituted against the Borrower any proceeding of the type referred to in Sections 8.01(d) and 8.01(e).  This Section 12.14 shall survive the termination of this Agreement.

Section 12.15.  Limitation on Payments.

(a)                                  Notwithstanding any provision in any other section of this Agreement to the contrary, the obligation of the Borrower to pay any amounts payable to Lender or any other Affected Party pursuant to Sections 2.09, 2.10 and 10.01 of this Agreement shall be paid pursuant hereto only if the Borrower has Excess Funds, the excess of the amounts due hereunder over the amounts paid shall not constitute a “claim” under Section 101(5) of the Bankruptcy Code against the Borrower until such time as the Borrower has Excess Funds.  The foregoing shall not operate to limit the rights of the Administrative Agent or any other Affected Party to enforce any claims of Borrower or its assigns against the Originators under the Sale Agreement or any other Related Document.

(b)                                 Without limiting Section 12.15(a), all payments required to be made by the Borrower to the Agent, the Lenders, the Affected Parties and the Indemnified Persons pursuant to this Agreement and the other Related Documents shall be made only from (i) Collections, (ii) proceeds from the repurchase of Transferred Receivables from the Borrower by the Originators pursuant to Section 4.04 of the Sale Agreement, (iii) indemnification and reimbursement payments made by the Originators and the Servicer pursuant the Sale Agreement, including, without limitation Article V thereof and (iv) payments made by the Parent pursuant to the Originator Support Agreement and in no event shall be made from cash contributions made by the Parent.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Receivables Funding and Administration Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

VERTIS RECEIVABLES II, LLC, as the Borrower

By:	/S/ John V. Howard, Jr.
Name:	John V. Howard, Jr.
Title:	Chief Legal Officer and Secretary

S-1

Commitment: $130,000,000	GENERAL ELECTRIC CAPITAL CORPORATION,
as a Lender and as Swing Line Lender

	By:	/S/ Kelly Stotler
	Name:	Kelly Stotler
	Title:	Duly Authorized Signatory

GENERAL ELECTRIC CAPITAL CORPORATION,
as Administrative Agent

	By:	/S/ Kelly Stotler
	Name:	Kelly Stotler
	Title:	Duly Authorized Signatory

S-2

Exhibit 2.01(a)(ii) to Funding Agreement

FORM OF REVOLVING NOTE

$130,000,000	November 25, 2005

FOR VALUE RECEIVED, the undersigned, VERTIS RECEIVABLES II, LLC, a Delaware limited liability company (the “Borrower”), HEREBY PROMISES TO PAY to the order of GENERAL ELECTRIC CAPITAL CORPORATION (the “Lender”), at the offices of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as agent for the Lender (the “Administrative Agent”), at its address at 201 Merritt 7, Norwalk, CT 06851, or at such other place as the Administrative Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of ONE HUNDRED THIRTY MILLION DOLLARS AND NO CENTS ($130,000,000) or, if less, the aggregate unpaid amount of all Revolving Credit Advances made to the undersigned under the “Funding Agreement” (as hereinafter defined).  All capitalized terms used but not otherwise defined herein have the meanings given to them in the Funding Agreement or in Annex X thereto.

This Revolving Note is one of the Revolving Notes issued pursuant to that certain Receivables Funding and Administration Agreement dated as of November 25, 2005 by and among the Borrower, the Lender (and any other “Lender” party thereto), and the Administrative Agent (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Funding Agreement”), and is entitled to the benefit and security of the Funding Agreement and all of the other Related Documents referred to therein.  Reference is hereby made to the Funding Agreement for a statement of all of the terms and conditions under which the Revolving Credit Advances evidenced hereby are made and are to be repaid.  The date and amount of each Revolving Credit Advance made by the Lender to the Borrower, the rates of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by the Administrative Agent on its books; provided that the failure of the Administrative Agent to make any such recordation shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Funding Agreement or this Revolving Note in respect of the Revolving Credit Advances actually made by the Lender to the Borrower.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Funding Agreement, the terms of which are hereby incorporated herein by reference.  Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Funding Agreement.

If any payment on this Revolving Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Upon and after the occurrence of any Termination Event, this Revolving Note may, as provided in the Funding Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Time is of the essence of this Revolving Note.  Demand, presentment, protest and notice of nonpayment and protest are hereby waived by the Borrower.

Except as provided in the Funding Agreement, this Revolving Note may not be assigned by the Lender to any Person.

THIS REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

VERTIS RECEIVABLES II, LLC

By:
Name:
Title:

S-2

Exhibit 2.01(b)(ii) to Funding Agreement

FORM OF SWING LINE NOTE

$130,000,000	November 25, 2005

FOR VALUE RECEIVED, the undersigned, VERTIS RECEIVABLES II, LLC, a Delaware limited liability company (the “Borrower”), HEREBY PROMISES TO PAY to the order of GENERAL ELECTRIC CAPITAL CORPORATION (“GE Capital”), a Delaware corporation (the “Swing Line Lender”), at the offices of GE Capital, as agent (in such capacity, the “Administrative Agent”), at the Agent’s address at 201 Merritt 7, Norwalk, CT 06851, or at such other place as the Administrative Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of ONE HUNDRED THIRTY MILLION DOLLARS AND NO CENTS ($130,000,000) or, if less, the aggregate unpaid amount of all Swing Line Advances made to the undersigned under the “Funding Agreement” (as hereinafter defined).  All capitalized terms used but not otherwise defined herein have the meanings given to them in the Funding Agreement or in Annex X thereto.

This Swing Line Note is issued pursuant to that certain Receivables Funding and Administration Agreement dated as of November 25, 2005 by and among the Borrower, the Swing Line Lender, the other “Lenders” party thereto, and the Administrative Agent (including all annexes, exhibits and schedules thereto and as from time to time amended, restated, supplemented or otherwise modified, the “Funding Agreement”), and is entitled to the benefit and security of the Funding Agreement and all of the other Related Documents referred to therein.  Reference is hereby made to the Funding Agreement for a statement of all of the terms and conditions under which the Swing Line Advances evidenced hereby are made and are to be repaid.  The date and amount of each Swing Line Advance made by Swing Line Lender to the Borrower, the rate of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by the Administrative Agent on its books; provided that the failure of the Administrative Agent to make any such recordation shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Funding Agreement or this Swing Line Note in respect of the Swing Line Advances made by Swing Line Lender to the Borrower.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Funding Agreement, the terms of which are hereby incorporated herein by reference.  Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Funding Agreement.

If any payment on this Swing Line Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Upon and after the occurrence of any Termination Event, this Swing Line Note may, as provided in the Funding Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Time is of the essence of this Swing Line Note.  Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrower.

THIS SWING LINE NOTE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

VERTIS RECEIVABLES II, LLC

By:
Name:
Title:

P-2

Exhibit 2.02(a) to Funding Agreement

FORM OF COMMITMENT REDUCTION NOTICE

[Insert Date]

General Electric Capital Corporation,
as Administrative Agent
201 Merritt 7
Norwalk, Connecticut 06851
Attention:  Vice President – Portfolio/Underwriting

Re:                               Receivables Funding and Administration
Agreement dated as of November 25, 2005

Ladies and Gentlemen:

This notice is given pursuant to Section 2.02(a) of that certain Receivables Funding and Administration Agreement dated as of November 25, 2005 (the “Funding Agreement”), by and among Vertis Receivables II, LLC (the “Borrower”), the financial institutions party thereto as lenders (the “Lenders”) and General Electric Capital Corporation, as Lender, Swing Line Lender and as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).  Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Funding Agreement.

Pursuant to Section 2.02(a) of the Funding Agreement, the Borrower hereby irrevocably notifies the Lenders and the Administrative Agent of its election to permanently reduce the Aggregate Commitment to [$       ], effective as of [                      ], [       ].(1) After such reduction, the Aggregate Commitment will not be less than the Outstanding Principal Amount.

Very truly yours,

VERTIS RECEIVABLES II, LLC

By:
Name:
Title:

(1)          This day shall be a Business Day at least ten Business Day after the date this notice is given.

Exhibit 2.02(b) to Funding Agreement

FORM OF COMMITMENT TERMINATION NOTICE

[Insert Date]

General Electric Capital Corporation,
as Administrative Agent

201 Merritt 7
Norwalk, Connecticut 06851
Attention:  Vice President – Portfolio/Underwriting

Re:                               Receivables Funding and Administration
Agreement dated as of November 25, 2005

Ladies and Gentlemen:

This notice is given pursuant to Section 2.02(b) of that certain Receivables Funding and Administration Agreement dated as of November 25, 2005 (the “Funding Agreement”), by and among Vertis Receivables II, LLC (the “Borrower”), the financial institutions party thereto as lenders (the “Lenders”) and General Electric Capital Corporation, as a Lender, Swing Line Lender and as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).  Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Funding Agreement.

Pursuant to Section 2.02(b) of the Funding Agreement, the Borrower hereby irrevocably notifies the Lenders and the Administrative Agent of its election to terminate the Aggregate Commitment effective as of [              ], [      ](2).  In connection therewith, the Borrower shall reduce Outstanding Principal Amount to zero on or prior to such date and make all other payments required by Section 2.03(h) and pay any other fees that are due and payable pursuant to the Fee Letter at the time and in the manner specified therein.

Very truly yours,

VERTIS RECEIVABLES II, LLC

By:
Name:
Title:

(2)          Which day shall be a Business Day at least 30 days after the date this notice is given

Exhibit 2.03(a) to Funding Agreement

FORM OF BORROWING REQUEST

[Insert Date]

General Electric Capital Corporation,
as Administrative Agent

201 Merritt 7

Norwalk, Connecticut 06851

Attention:  Vice President – Portfolio/Underwriting

Re:                               Receivables Funding and Administration
Agreement dated as of November 25, 2005

Ladies and Gentlemen:

This notice is given pursuant to Section 2.03(a) of that certain Receivables Funding and Administration Agreement dated as of November 25, 2005 (the “Funding Agreement”), by and among Vertis Receivables II, LLC (the “Borrower”), the financial institutions party thereto as lenders (the “Lenders”) and General Electric Capital Corporation, as a lender, a Swing Line Lender and as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).  Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Funding Agreement.

Pursuant to Section 2.01 of the Funding Agreement, the Borrower hereby requests that a Borrowing be made to the Borrower on [               ], [         ], in the amount of [$         ] which shall be a Swing Line Advance consisting of [Index Rate Advances](3) [LIBOR Rate Advances], to be disbursed to the Borrower in accordance with Section 2.04(a) of the Funding Agreement.  The Borrower hereby represents and warrants that the conditions set forth in Section 3.02 of the Funding Agreement have been satisfied.  Attached hereto is a certificate setting forth a pro forma calculation of the Borrowing Base after giving effect to the acquisition by the Borrower of new Transferred Receivables and the receipt of Collections since the date of the most recent Borrowing Base Certificate, and the making of such Borrowing.

Very truly yours,

VERTIS RECEIVABLES II, LLC

By:
Name:
Title:

(3)          Unless a LIBOR Rate Disruption Event shall have occurred, all Revolving Credit Advances shall be LIBOR Rate Advances.

Exhibit to Borrowing Request

Pro Forma Calculation of Borrowing Base

[Attached]

2

Exhibit 2.03(h) to Funding Agreement

FORM OF REPAYMENT NOTICE

[Insert Date]

General Electric Capital Corporation,
as Administrative Agent

201 Merritt 7

Norwalk, Connecticut 06851

Attention:  Vice President – Portfolio/Underwriting

Re:                               Receivables Funding and Administration
Agreement dated as of November 25, 2005

Ladies and Gentlemen:

This notice is given pursuant to Section 2.03(h) of that certain Receivables Funding and Administration Agreement dated as of November 25, 2005 (the “Funding Agreement”), by and among Vertis Receivables II, LLC (the “Borrower”), the financial institutions party thereto as lenders (the “Lenders”), and General Electric Capital Corporation, as a lender (in such capacity, the “Lender”) and as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).  Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Funding Agreement.

Pursuant to Section 2.03(h) of the Funding Agreement, the Borrower hereby notifies the Lenders and the Administrative Agent of its request to repay the principal amount of outstanding Advances in an amount equal to [$        ] on [                    ], [      ] (which is a Business Day), from [Collections/other sources].  In connection therewith, the Borrower will pay to the Administrative Agent (1) all interest accrued on the outstanding principal balance of Advances being repaid through but excluding the date of such repayment and (2) any and all Breakage Costs payable under Section 2.10 of the Funding Agreement by virtue thereof.

Very truly yours,

VERTIS RECEIVABLES II, LLC

By:
Name:
Title:

Exhibit 5.02(b) to Funding Agreement

Form of

BORROWING BASE CERTIFICATE

[Attached]

Exhibit 9.03 to Funding Agreement

Form of

POWER OF ATTORNEY

This Power of Attorney is executed and delivered by Vertis Receivables II, LLC, as Borrower, (“Grantor”) under the Funding Agreement (as defined below), to General Electric Capital Corporation, as Administrative Agent under the Funding Agreement (hereinafter referred to as “Attorney”), pursuant to that certain Receivables Funding and Administration Agreement dated as of November 25, 2005 (the “Funding Agreement”), by and among Grantor, the other parties thereto and Attorney and the other Related Documents.  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Funding Agreement.  No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from Grantor as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and Grantor irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity that acts in reliance upon or acknowledges the authority granted under this Power of Attorney.  The power of attorney granted hereby is coupled with an interest and may not be revoked or cancelled by Grantor until all Borrower Obligations under the Related Documents have been indefeasibly paid in full and Attorney has provided its written consent thereto.

Grantor hereby irrevocably constitutes and appoints Attorney (and all officers, employees or agents designated by Attorney), with full power of substitution, as its true and lawful attorney in fact with full irrevocable power and authority in its place and stead and in its name or in Attorney’s own name, from time to time in Attorney’s discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments that may be necessary or desirable to accomplish the purposes of the Funding Agreement, and, without limiting the generality of the foregoing, hereby grants to Attorney the power and right, on its behalf, without notice to or assent by it, upon the occurrence and during the continuance of any Termination Event, to do the following:  (a) open mail for it, and ask, demand, collect, give acquaintances and receipts for, take possession of, or endorse and receive payment of, any checks, drafts, notes, acceptances, or other instruments for the payment of moneys due in respect of Transferred Receivables, and sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with any Borrower Collateral; (b)  pay or discharge any taxes, Liens, or other encumbrances levied or placed on or threatened against any Borrower Collateral; (c) defend any suit, action or proceeding brought against it or any Borrower Collateral if the Grantor does not defend such suit, action or proceeding or if Attorney believes that it is not pursuing such defense in a manner that will maximize the recovery to Attorney, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as Attorney may deem appropriate; (d) file or prosecute any claim, Litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Attorney for the purpose of collecting any and all such moneys due with respect to any Borrower Collateral or otherwise with respect to the Related Documents whenever payable and to enforce any other right in respect of its property; (e) sell, transfer, pledge, make any agreement with respect to, or otherwise deal with, any Borrower Collateral, and execute, in connection with such sale or action, any endorsements, assignments or other instruments of conveyance or transfer in connection therewith; and (f) cause the certified public accountants then engaged by it to prepare and deliver to Attorney at any time and from time to time, promptly upon Attorney’s request, any and all financial statements or other reports required to be delivered by or on behalf of Grantor under the Related Documents, all as though Attorney were the absolute owner of its property for all purposes, and to do, at Attorney’s option and its expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary to perfect, preserve, or realize upon the Borrower Collateral and the Lenders’ Liens thereon, all as fully and effectively as it might do.  Grantor hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney is executed by Grantor, and Grantor has caused its seal to be affixed pursuant to the authority of its board of directors this       day of November, 2005.

Grantor
ATTEST:

By:	(SEAL)
Title:

[Notarization in appropriate form for the state of execution is required.]

2

Exhibit 12.02(b) to Funding Agreement

FORM OF ASSIGNMENT AGREEMENT

This Assignment Agreement (this “Agreement”) is made as of                       ,        by and between                                                                         (“Assignor Lender”) and                                                   (“Assignee Lender”) and acknowledged and consented to by GENERAL ELECTRIC CAPITAL CORPORATION, as administrative agent (“Administrative Agent”).  All capitalized terms used in this Agreement and not otherwise defined herein will have the respective meanings set forth in the Funding Agreement as hereinafter defined.

RECITALS:

WHEREAS, Vertis Receivables II, LLC, a Delaware limited liability company (the “Borrower”), the financial institutions signatory thereto from time to time as lenders (the “Lenders”), and the Administrative Agent have entered into that certain Receivables Funding and Administration Agreement dated as of November 25, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Funding Agreement”) pursuant to which the Lenders (including the Assignor Lender) have agreed to make certain Advances to Borrower;

WHEREAS, Assignor Lender desires to assign to Assignee Lender [all/a portion] of its interest in the Advances (as described below) and the Borrower Collateral and to delegate to Assignee Lender [all/a portion] of its Commitment and other duties with respect to such Advances and Borrower Collateral;

WHEREAS, Assignee Lender desires to become a Lender under the Funding Agreement and to accept such assignment and delegation from Assignor Lender; and

WHEREAS, Assignee Lender desires to appoint the Administrative Agent to serve as agent for Assignee Lender under the Funding Agreement;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions, and covenants herein contained, Assignor Lender and Assignee Lender agree as follows:

1.                                      ASSIGNMENT, DELEGATION, AND ACCEPTANCE

1.1                                 Assignment.  Assignor Lender hereby transfers and assigns to Assignee Lender, without recourse and without representations or warranties of any kind (except as set forth in Section 3.2 below), [all/such percentage] of Assignor Lender’s right, title, and interest in the Advances, Related Documents and Borrower Collateral as will result in Assignee Lender having as of the Effective Date (as hereinafter defined) a Pro Rata Share thereof, as follows:

Assignee Lender’s Loans	Principal Amount	Pro Rata Share

Advances	$	%

1.2                                 Delegation.  Assignor Lender hereby irrevocably assigns and delegates to Assignee Lender [all/a portion] of its Commitments and its other duties and obligations as a Lender under the Related Documents equivalent to [100%/      %] of Assignor Lender’s Commitment (such percentage representing a commitment of $                 ).

1.3                                 Acceptance by Assignee Lender.  By its execution of this Agreement, Assignee Lender irrevocably purchases, assumes and accepts such assignment and delegation and agrees to be a Lender with respect to the delegated interest under the Related Documents and to be bound by the terms and conditions thereof.  By its execution of this Agreement, Assignor Lender agrees, to the extent provided herein, to relinquish its rights and be released from its obligations and duties under the Funding Agreement.

1.4                                 Effective Date.  Such assignment and delegation by Assignor Lender and acceptance by Assignee Lender will be effective and Assignee Lender will become a Lender under the Related Documents as of the date of this Agreement (“Effective Date”) and upon payment of the Assigned Amount and the Assignment Fee (as each term is defined below).

2.                                      INITIAL PAYMENT AND DELIVERY OF NOTES

2.1                                 Payment of the Assigned Amount.  Assignee Lender will pay to Assignor Lender, in immediately available funds, not later than 12:00 noon (New York City time) on the Effective Date, an amount equal to its Pro Rata Share of the then outstanding principal amount of the Advances as set forth above in Section 1.1 together with accrued interest, fees and other amounts as set forth on Schedule 2.1 (the “Assigned Amount”).

2.2                                 Payment of Assignment Fee.  [Assignor Lender] [Assignee Lender] will pay to the Administrative Agent, for its own account in immediately available funds, not later than 12:00 noon (New York City time) on the Effective Date, an assignment fee in the amount of $3,500 (the “Assignment Fee”) as required pursuant to Section 12.02(b) of the Funding Agreement.

2.3                                 Execution and Delivery of Notes.  Following payment of the Assigned Amount and the Assignment Fee, Assignor Lender will deliver to the Administrative Agent the Revolving Notes previously delivered to Assignor Lender for redelivery to Borrower and the Administrative Agent will obtain from Borrower for delivery to [Assignor Lender and] Assignee Lender, new executed Revolving Notes evidencing Assignee Lender’s [and Assignor Lender’s respective] Pro Rata Share[s] in the Advances after giving effect to the assignment described in Section 1.  Each new Revolving Note will be issued in the aggregate maximum principal amount of the Commitment of [the Assignee Lender] [and the Assignor Lender].

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3.                                      REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1                                 Assignee Lender’s Representations, Warranties and Covenants.  Assignee Lender hereby represents, warrants, and covenants the following to Assignor Lender and the Administrative Agent:

(a)                                  This Agreement is a legal, valid, and binding agreement of Assignee Lender, enforceable according to its terms;

(b)                                 The execution and performance by Assignee Lender of its duties and obligations under this Agreement and the Related Documents will not require any registration with, notice to, or consent or approval by any Governmental Authority;

(c)                                  Assignee Lender is familiar with transactions of the kind and scope reflected in the Related Documents and in this Agreement;

(d)                                 Assignee Lender has made its own independent investigation and appraisal of the financial condition and affairs of the Borrower and its Affiliates, has conducted its own evaluation of the Advances, the Related Documents and the Borrower’s and its Affiliates’ creditworthiness, has made its decision to become a Lender to Borrower under the Funding Agreement independently and without reliance upon Assignor Lender, any other Lender or the Administrative Agent, and will continue to do so;

(e)                                  Assignee Lender is entering into this Agreement in the ordinary course of its business, and is acquiring its interest in the Advances for its own account and not with a view to or for sale in connection with any subsequent distribution; provided, however, that at all times the distribution of Assignee Lender’s property shall, subject to the terms of the Funding Agreement, be and remain within its control;

(f)                                    No future assignment or participation granted by Assignee Lender pursuant to Section 12.02 of the Funding Agreement will require Assignor Lender, the Administrative Agent, or Borrower to file any registration statement with the Securities and Exchange Commission or to apply to qualify under the blue sky laws of any state;

(g)                                 Assignee Lender will not enter into any written or oral agreement with, or acquire any equity or other ownership interest in, the Borrower or any of its Affiliates without the prior written consent of the Administrative Agent; and

(h)                                 As of the Effective Date, Assignee Lender is entitled to receive payments of principal and interest under the Funding Agreement without deduction for or on account of any taxes imposed by the United States of America or any political subdivision thereof  and Assignee Lender will indemnify the Administrative Agent from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, or expenses that are not paid by the Borrower pursuant to the terms of the Funding Agreement.

3

3.2                                 Assignor Lender’s Representations, Warranties and Covenants.  Assignor Lender hereby represents, warrants and covenants the following to Assignee Lender:

(a)                                  Assignor Lender is the legal and beneficial owner of the Assigned Amount;

(b)                                 This Agreement is a legal, valid and binding agreement of Assignor Lender, enforceable according to its terms;

(c)                                  The execution and performance by Assignor Lender of its duties and obligations under this Agreement will not require any registration with, notice to or consent or approval by any Governmental Authority;

(d)                                 Assignor Lender has full power and authority, and has taken all action necessary to execute and deliver this Agreement and to fulfill the obligations hereunder and to consummate the transactions contemplated hereby;

(e)                                  Assignor Lender is the legal and beneficial owner of the interests being assigned hereby, free and clear of any adverse claim, lien, encumbrance, security interest, restriction on transfer, purchase option, call or similar right of a third party; and

(f)                                    This Agreement complies, in all material respects, with the terms of the Related Documents.

4.             LIMITATIONS OF LIABILITY

Neither Assignor Lender (except as provided in Section 3.2) nor the Administrative Agent makes any representations or warranties of any kind, nor assumes any responsibility or liability whatsoever, with regard to (a) the Related Documents or any other document or instrument furnished pursuant thereto or the Advances or other Borrower Obligations, (b) the creation, validity, genuineness, enforceability, sufficiency, value or collectibility of any of them, (c) the amount, value or existence of the Borrower Collateral,  (d) the perfection or priority of any Lien upon the Borrower Collateral, or (e) the financial condition of Borrower or any of its Affiliates or other obligor or the performance or observance by Borrower or any of its Affiliates of its obligations under any of the Related Documents.  Neither Assignor Lender nor the Administrative Agent has or will have any duty, either initially or on a continuing basis, to make any investigation, evaluation, appraisal of, or any responsibility or liability with respect to the accuracy or completeness of, any information provided to Assignee Lender which has been provided to Assignor Lender or the Administrative Agent by Borrower or any of its Affiliates.  Nothing in this Agreement or in the Related Documents shall impose upon the Assignor Lender or the Administrative Agent any fiduciary relationship in respect of the Assignee Lender.

5.                                      FAILURE TO ENFORCE

No failure or delay on the part of the Administrative Agent or Assignor Lender in the exercise of any power, right, or privilege hereunder or under any Related Document will impair such power, right, or privilege or be construed to be a waiver of any default or

4

acquiescence therein.  No single or partial exercise of any such power, right, or privilege will preclude further exercise thereof or of any other right, power, or privilege.  All rights and remedies existing under this Agreement are cumulative with, and not exclusive of, any rights or remedies otherwise available.

6.                                      NOTICES

Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given will be in writing and addressed to the respective party as set forth below its signature hereunder, or to such other address as the party may designate in writing to the other.

7.                                      AMENDMENTS AND WAIVERS

No amendment, modification, termination, or waiver of any provision of this Agreement will be effective without the written concurrence of Assignor Lender, the Administrative Agent and Assignee Lender.

8.                                      SEVERABILITY

Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law.  In the event any provision of this Agreement is or is held to be invalid, illegal, or unenforceable under applicable law, such provision will be ineffective only to the extent of such invalidity, illegality, or unenforceability, without invalidating the remainder of such provision or the remaining provisions of the Agreement.  In addition, in the event any provision of or obligation under this Agreement is or is held to be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations in any other jurisdictions will not in any way be affected or impaired thereby.

9.                                      SECTION TITLES

Section and Subsection titles in this Agreement are included for convenience of reference only, do not constitute a part of this Agreement for any other purpose, and have no substantive effect.

10.                               SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

11.                               APPLICABLE LAW

THIS AGREEMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

5

12.                               COUNTERPARTS

This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, will be deemed an original and all of which shall together constitute one and the same instrument.

6

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

Assignee Lender	Assignor Lender

By:	By:

Name:	Name:

Title:	Title:

Notice Address	Notice Address

Account Information	Account Information

Acknowledged and Consented to:

GENERAL ELECTRIC CAPITAL CORPORATION, as Administrative Agent

By:
Name:
Title:

[Acknowledged and Consented to: VERTIS RECEIVABLES II, LLC, as Borrower

By:
Name:
Title:(4)

(4)          Include if the Borrower has a consent right under the Section 12.02 of the Funding Agreement.

7

SCHEDULE 2.1

Assignor Lender’s Loans

Principal Amount

Advances	$

Accrued Interest	$

Unused Line Fee	$

Other + or - $

Total $

All determined as of the Effective Date

Exhibit A to Funding Agreement

CREDIT AND COLLECTION POLICY

[Attached]

SCHEDULE 4.01(b)
to
FUNDING AGREEMENT

JURISDICTION OF ORGANIZATION; EXECUTIVE OFFICES; COLLATERAL
LOCATIONS; CORPORATE, LEGAL AND OTHER NAMES; IDENTIFICATION
NUMBERS

[Attached]

SCHEDULE 4.01(i)
to
FUNDING AGREEMENT

TAXES

[Attached]

SCHEDULE 4.01(q)
to
FUNDING AGREEMENT

DEPOSIT AND DISBURSEMENT ACCOUNTS

[Attached]

SCHEDULE 4.01(v)
to
FUNDING AGREEMENT

SUPPLEMENTARY REPRESENTATIONS

In addition to the representations, warranties and covenants contained in Section 4.01 hereof, the Borrower, hereby makes the following additional representations, warranties and covenants:

1.             Receivables; Accounts.

(a)           Each Eligible Receivable constitutes an “account” or a “general intangible” within the meaning of the applicable UCC.

(b)           Each Account constitutes a “deposit account” or “securities account” within the meaning of the applicable UCC.

(c)           With respect to each Account which constitutes a “securities account” within the meaning of the applicable UCC:

i.              The securities intermediary for each such Account has agreed to treat all assets credited to such Account as “financial assets” within the meaning of the UCC.

ii.             The Borrower has received all consents and approvals required by the terms of the applicable Account Agreement and related Bank to the transfer to the Administrative Agent of its interest and rights in the Account hereunder.

iii.            No such Account is in the name of any Person other than the Borrower or the Administrative Agent.  The Borrower has not consented to the securities intermediary of any Account to comply with entitlement orders of any person other than the Administrative Agent.

2.             Creation of Security Interest.  The Borrower owns and has good and marketable title to the Receivables, Accounts and Lockboxes, free and clear of any Adverse Claim.  The Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables, Accounts and Lockboxes in favor of the Administrative Agent (on behalf of itself and the Lenders), which security interest is prior to all other Adverse Claims and is enforceable as such as against any creditors of and purchasers from the Borrower.

3.             Perfection.

(a)           The Borrower has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law and entered into Account Agreements in order to perfect the sale of the Receivables from the Originators to the Borrower pursuant to the Sale Agreement and the security interest granted by the Borrower to the Administrative Agent (on behalf of itself and the Lenders) in the Receivables hereunder.

(b)           With respect to the Borrower Account, the Borrower has delivered to the Administrative Agent (on behalf of itself and the Lenders), a fully executed Borrower Account Agreement pursuant to which the applicable Borrower Account Bank has agreed, following the occurrence and continuation of a Termination Event, to comply with all instructions given by the Administrative Agent with respect to all funds on deposit in the Borrower Account, without further consent by the Borrower, the Servicer or any Originator.

(c)           With respect to each Account other than the Borrower Account, the Borrower has delivered to the Administrative Agent (on behalf of itself and the Lenders), a fully executed Account Agreement pursuant to which the applicable Bank has agreed to comply with all instructions given by the Administrative Agent with respect to all funds on deposit in the Accounts and the related Lockboxes, without further consent by the Borrower, the Servicer or any Originator.

5.             Priority.

(a)           Other than the transfer of the Receivables by the Originators to the Borrower pursuant to the Sale Agreement and the grant of security interest by the Borrower to the Administrative Agent (on behalf of itself and the Lenders) in the Receivables, the Accounts and the Lockboxes hereunder, the Borrower has not pledged, assigned, sold, conveyed, or otherwise granted a security interest in any of the Receivables, the Accounts and the Lockboxes to any other Person.

(b)           The Borrower has not authorized, or is aware of, any filing of any financing statement against the Borrower that include a description of collateral covering the Receivables or all other collateral pledged to the Administrative Agent (on behalf of the Lenders) pursuant to the Related Documents, other than any financing statement filed pursuant to the Sale Agreement and this Agreement or financing statements that have been validly terminated prior to the date hereof.

(c)           The Borrower is not aware of any judgment, ERISA or tax lien filings against either the Borrower or any Originator.

(d)           None of the Accounts or Lockboxes is in the name of any Person other than the Borrower or the Administrative Agent.  The Borrower has not consented to any Bank complying with instructions of any person other than the Administrative Agent.

6.             Survival of Supplemental Representations.  Notwithstanding any other provision of this Agreement or any other Related Document, the representations contained in this Schedule 4.01(v) shall be continuing, and remain in full force and effect until the Termination Date.

7.             Borrower to Maintain Perfection and Priority.  In order to evidence the interests of the Administrative Agent and the Lenders under this Agreement, the Borrower shall, from time to time take such action, or execute and deliver such instruments (other than filing financing statements) as may be necessary or advisable (including, such actions as are reasonably

2

requested by the Administrative Agent) to maintain and perfect, as a first-priority interest, the Administrative Agent’s (on behalf of itself and the Lenders) security interest in the Receivables and all other collateral pledged to the Administrative Agent (on behalf of itself and the Lenders) pursuant to the Related Documents.  The Borrower shall, from time to time and within the time limits established by law, prepare and present to the Administrative Agent for the Administrative Agent’s authorization and approval all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement in the, or other filings necessary to continue, maintain and perfect the Administrative Agent’s (on behalf of itself and the Lenders) security interest in the Receivables and all other collateral pledged to the Administrative Agent (on behalf of itself and the Lenders) pursuant to the Related Documents as a first-priority interest. The Administrative Agent’s approval of such filings shall authorize the Borrower to file such financing statements under the UCC without the signature of the Borrower, any Originator or the Administrative Agent where allowed by applicable law.  Notwithstanding anything else in the Related Documents to the contrary, neither the Borrower, the Servicer, nor any Originator, shall have any authority to file a termination, partial termination, release, partial release or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements, without the prior written consent of the Administrative Agent.

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SCHEDULE 5.01(b)
to
FUNDING AGREEMENT

TRADE NAMES/BORROWER

None.

ANNEX 5.02(a)
to
FUNDING AGREEMENT

REPORTING REQUIREMENTS OF THE BORROWER

The Borrower shall furnish, or cause to be furnished, to each Lender and the Administrative Agent:

(a)           Reporting.

(i)            Monthly Report.  As soon as available, and in any event no later than 11:00 a.m. (New York time) on the fifteenth day of each calendar month, a monthly report (a “Monthly Report”) in the form attached hereto prepared by the Borrower as of the last day of the previous calendar month, together with an unaudited monthly balance sheet of the Borrower certified by an officer of the Borrower.  It is hereby understood and agreed that the Borrower shall be required to deliver a Monthly Report pursuant to the terms of this subsection (a)(i) notwithstanding that the Borrower may also be required to deliver Weekly Reports and Daily Reports as hereinafter described.

(ii)           Weekly Report.  No later than 5:00 p.m. (New York time) on each Tuesday, a Weekly Report, prepared by the Borrower as of the last day of the immediately preceding week. It is hereby understood and agreed that the Borrower shall be required to deliver a Weekly Report pursuant to the terms of this subsection (a)(ii) notwithstanding that the Borrower may also be required to deliver Daily Reports as hereinafter described.

(iii)          Daily Report.  In the event of (A) a downgrade in the rating of the long-term unsecured indebtedness of Holdings below B3 by Moody’s or (B) the withdrawal of the rating of Moody’s of the long-term unsecured indebtedness of Holdings, no later than 5:00 p.m. (New York time) on each  subsequent Business Day, a Daily Report, prepared by the Borrower as of the close of business on the immediately preceding Business Day.

(b)           Annual Audited Financials.  As soon as available and in any event within ninety-five (95) days after the end of each fiscal year of Holdings and the Parent, as applicable, (1) the consolidated (accompanied by mutually acceptable supplemental non-consolidated information customarily prepared by management) balance sheets of (A) the Parent and its Subsidiaries as at the end of such year and (B) Holdings and its Subsidiaries as at the end of such year, and, the related consolidated (accompanied by mutually acceptable supplemental non-consolidated information customarily prepared by management) statements of income, stockholders’ equity and cash flow for such fiscal year, (2) a report with respect to the consolidated (together with division-by-division analysis) financial statements described in clauses (1)(A) and (1)(B) above from Deloitte & Touche LLP or another firm of certified public accountants selected by Parent and reasonably acceptable to Administrative Agent, which report shall be prepared in accordance with Statement of Auditing Standards No. 58 (the “Statement”)

“Reports on Audited Financial Statements” and such report shall be “Unqualified” (as such term is defined in such Statement) and (3) the unaudited balance sheet of  the Borrower as at the end of such year, and, the related statement of income for such fiscal year.

(c)           Quarterly Financials. As soon as available and in any event within fifty (50) days after the end of each fiscal quarter (including the last fiscal month of each fiscal quarter) of Holdings and the Parent, as applicable, (1) the consolidated (accompanied by mutually acceptable supplemental non-consolidated information customarily prepared by management) balance sheets of (A) the Parent and its Subsidiaries as at the end of such fiscal quarter and (B) Holdings and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated (accompanied by mutually acceptable supplemental non-consolidated information customarily prepared by management) statements of income, stockholders’ equity and cash flow for such fiscal quarter and for the period from the beginning of the then current fiscal year of Holdings to the end of such fiscal quarter, (2) the unaudited balance sheet of the Borrower as at the end of such fiscal quarter, and, the related statement of income for such fiscal quarter, and (3) a report setting forth in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the most recent Financial Projections for the current fiscal year delivered pursuant to clause (e). In addition, the Borrower shall furnish, or cause to be furnished, to the Administrative Agent and the Lenders, within fifty (50) days after the end of each fiscal quarter, a statement in reasonable detail (each, a “Compliance Certificate”) showing the calculations used in determining compliance with the test set forth on Annex Z to the Sale Agreement.

(d)           Monthly Financials.  As soon as available and in any event within thirty-five (35) days after the end of each fiscal month (or forty-five (45) days for the last fiscal month of each fiscal year) of Holdings and the Parent, as applicable, (1) the consolidated (accompanied by mutually acceptable supplemental non-consolidated information customarily prepared by management) balance sheets of (A) the Parent and its Subsidiaries and (B) Holdings and its Subsidiaries, as at the end of such month, and the related consolidated (accompanied by mutually acceptable supplemental non-consolidated information customarily prepared by management) statements of income, stockholders’ equity and cash flow for such fiscal month and for the period from the beginning of the then current fiscal year of Holdings to the end of such fiscal month, (2) the unaudited balance sheet of the Borrower as at the end of such fiscal month, and, the related statement of income for such fiscal month and (3) a report setting forth in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the most recent Financial Projections for the current fiscal year delivered pursuant to clause (e).

(e)           Financial Projections.  As soon as available and in any event no later than thirty (30) days following the last day of each of Holdings’ fiscal year, Financial Projections of Holdings and its Subsidiaries for the forthcoming three (3) fiscal years, year by year, and for the forthcoming fiscal year, fiscal month by fiscal month.

(f)            Accountants’ Reports.  Promptly upon receipt thereof, copies of all significant reports submitted by Holdings’ or any of its Subsidiaries’ firm of certified public

2

accountants in connection with each annual, interim or special audit or review of any type of the financial statements or related internal control systems of Holdings or any of its Subsidiaries made by such accountants, including any comment letter submitted by such accountants to management in connection with their services.

(g)           Default Notices.  As soon as practicable, and in any event within five Business Days after an Authorized Officer of the Borrower has actual knowledge of the existence thereof, telephonic or telecopied notice of each of the following events, in each case specifying the nature and anticipated effect thereof and what action, if any, the Borrower proposes to take with respect thereto, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day:

(i)            any Incipient Termination Event or Termination Event;

(ii)           any Adverse Claim made or asserted against any of the Borrower Collateral of which it becomes aware;

(iii)          the occurrence of any event that would have a material adverse effect on the aggregate value of the Borrower Collateral or on the assignments and Liens granted by the Borrower pursuant to the Funding Agreement;

(iv)          the occurrence of any event of the type described in Sections 4.02(h)(i), (ii) or (iii) of the Sale Agreement involving any Obligor obligated under Transferred Receivables with an aggregate Outstanding Balance at such time of $500,000 or more;

(v)           the commencement of a case or proceeding by or against the Borrower, the Parent, the Servicer, any Originator or any other Subsidiary of Holdings seeking a decree or order in respect of the Borrower, the Parent, the Servicer, any Originator or any other Subsidiary of Holdings (A) under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, (B) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for the Borrower, the Parent, the Servicer, any Originator or any other Subsidiary of Holdings or for any substantial part of its respective assets, or (C) ordering the winding up or liquidation of the affairs of the Borrower, the Parent, the Servicer, any Originator or any other Subsidiary of Holdings;

(vi)          the receipt of notice that (A) the Borrower, the Parent, the Servicer, any Originator, any other Subsidiary of Holdings is being placed under regulatory supervision, (B) any license, permit, charter, registration or approval necessary for the conduct of the business of the Borrower, the Parent, the Servicer or any Originator is to be, or may be, suspended or revoked, or (C) the Borrower, the Parent, the Servicer, any Originator or any other Subsidiary of Holdings is to cease and desist any practice, procedure or policy employed by it in the conduct

3

of its business if such cessation could reasonably be expected to have a Material Adverse Effect; or

(vii)         any other event, circumstance or condition that has had or could reasonably be expected to have a Material Adverse Effect.

(h)           SEC Filings and Press Releases.  Promptly upon their becoming available, copies of:  (i) all financial statements, reports, notices and proxy statements made publicly available by Holdings, the Borrower, the Parent or any Originator to its security holders; (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Holdings, the Borrower, the Parent or any Originator with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority; and (iii) all press releases and other statements made available by Holdings, the Borrower, the Parent or any Originator to the public concerning material adverse changes or developments in the business of any such Person.

(i)            ERISA Notices.  Promptly after the filing or receiving thereof, copies of all reports and notices that the Borrower, any Transaction Party or any of their ERISA Affiliates files under ERISA with the Internal Revenue Services or the PBGC or the U.S. Department of Labor or that the Borrower, any Transaction Party or any of their ERISA Affiliates receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which the Borrower, any Transaction Party or any of their ERISA Affiliates is or was, within the preceding five years, a contributing employer, in each case in respect of any accumulated funding deficiency under ERISA, any “Reportable Event” under ERISA, or any assessment of withdrawal liability under ERISA or ay other event or condition which could, in the aggregate, result in the imposition of liability on the Borrower, any Transaction Party or any of their ERISA Affiliates in excess of $500,000.

(j)            Litigation.  Promptly upon learning thereof, written notice of any Litigation affecting the Borrower, the Transferred Receivables or the Borrower Collateral, whether or not fully covered by insurance, and regardless of the subject matter thereof that (i) seeks damages in excess of $100,000, (ii) seeks injunctive relief, (iii) that seeks damages in excess of $500,000 and is asserted or instituted against any Plan, its fiduciaries (in their capacity as a fiduciary of any such Plan) or its assets or against the Borrower or any ERISA Affiliate of the Borrower in connection with any Plan, (iv) alleges criminal misconduct by the Borrower or (v) would, if determined adversely, have a Material Adverse Effect.

(k)           Other Documents.  With reasonable promptness, such other financial and other information respecting the Transferred Receivables, the Contracts therefor or the condition or operations, financial or otherwise, of the Borrower, any Originator, Holdings or any of its other Subsidiaries as any Lender or Administrative Agent shall, from time to time, reasonably request.

(l)            Good Standing Certificates.  As soon as available, and in any event within 30 days after the end of each fiscal quarter of each Originator and the Borrower, the Borrower

4

shall deliver to the Administrative Agent or make available to the Administrative Agent via “Powerbrief” or a similar website, good standing certificates for each Originator and the Borrower certified as of a recent date by the Secretary of State of the State of organization or incorporation for each Originator and the Borrower.

5

Form of Monthly Report

[Attached]

ANNEX W
ADMINISTRATIVE AGENT’S ACCOUNT/
LENDERS’ ACCOUNTS

Deutsche Bank Trust Company Americas
90 Hudson Street, 5th Floor
Jersey City, NJ 07302

ABA# 021-001-033
Account Name: GECC CAF Depository
Account # 50-232-854
Reference: Vertis

ANNEX X

DEFINITIONS

[Attached]

ANNEX Y

SCHEDULE OF DOCUMENTS

[Attached]

ANNEX Z

SPECIAL CONCENTRATION PERCENTAGES

OBLIGOR PERCENTAGE

Obligor	Special Concentration Percentage
The Kroger Company	So long as the short term debt of this Obligor is rated A-2 or better by S&P and P-2 or better by Moody’s, 8%